UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
 ☐ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material Pursuant to §240.14a-12
GETTY REALTY CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
 ☐ Fee paid previously with preliminary materials.
 ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GETTY REALTY CORP.
292 MADISON AVENUE, 9TH FLOOR
NEW YORK, NEW YORK 10017-6376
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 22, 2025
To our Stockholders:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Getty Realty Corp., a Maryland corporation (the “Company”), will be held on April 22, 2025 at 2:30 p.m. Eastern Time in a virtual format only. You will not be able to attend the Annual Meeting in person. To be admitted to the virtual Annual Meeting, you should go to www.virtualshareholdermeeting.com/GTY2025 and enter the control number found on your proxy card (“Proxy Card”), voting instruction form or Notice of Internet Availability of Proxy Materials. You will be deemed present and may vote at the virtual Annual Meeting by following the instructions available on the meeting website during the meeting.
As set forth in the attached proxy statement, the Annual Meeting will be held for the following purposes:
(1)	to elect a Board of Directors of six directors to hold office until our 2026 annual meeting and until their successors are elected and qualified;
(2)	to hold an advisory vote to approve named executive officer compensation; and
(3)	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025.
We will also transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
The Proxy Statement accompanying this Notice more fully describes the proposals to be voted on at the Annual Meeting.
Only stockholders of record at the close of business on February 26, 2025 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.
On or about March 13, 2025, we are furnishing proxy materials to our stockholders through the internet as permitted under the rules of the Securities and Exchange Commission. Under these rules, many stockholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability of Proxy Materials”) instead of a paper copy of the Notice of Annual Meeting of Stockholders and Proxy Statement, our Proxy Card, and our Annual Report to Stockholders. We believe that this process gives us the opportunity to serve our stockholders more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage. Stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail. The Notice of Internet Availability of Proxy Materials instructs you how to access and review the proxy materials and our Annual Report beginning on March 13, 2025. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy over the internet.

New York, New York March 13, 2025	By Order of the Board of Directors, /s/ Joshua Dicker Joshua Dicker Executive Vice President, General Counsel and Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY CARD FOR YOUR SHARES AS SOON AS POSSIBLE. YOU MAY VIA THE INTERNET AUTHORIZE A PROXY HOLDER TO VOTE YOUR SHARES BY FOLLOWING THE INSTRUCTIONS ON THE WEBSITE INDICATED IN THE NOTICE MAILED TO YOU REGARDING THE AVAILABILITY OF PROXY MATERIALS. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU SHOULD PROVIDE INSTRUCTIONS TO YOUR BROKER, BANK, NOMINEE OR OTHER INSTITUTION ON HOW TO VOTE YOUR SHARES. YOU MAY ALSO REQUEST A PAPER PROXY CARD TO SUBMIT YOUR VOTE BY MAIL. IF YOU VIRTUALLY ATTEND THE ANNUAL MEETING AND VOTE VIA THE MEETING WEBSITE, THAT VOTE WILL REVOKE ANY PROXY YOU MAY HAVE PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, THEN, IN ORDER TO VOTE YOUR SHARES VIA THE MEETING WEBSITE DURING THE MEETING, YOU MUST ENTER THE CONTROL NUMBER FOUND ON YOUR PROXY CARD, VOTING INSTRUCTION FORM OR NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.
YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

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GETTY REALTY 2025 Proxy Statement	5

Potential Payments upon Termination or Change in Control	53
2024 Compensation Disclosure Ratio of the Median Annual Total Compensation of All Company Employees to the Annual Total Compensation of the Company’s Chief Executive Officer	53
Director Compensation	54
Pay Versus Performance	55
List of Most Important Financial Performance Measures	56
Pay Versus Performance Relationship Disclosures	56
Equity Compensation Plans	58
PROPOSAL NO. 2 ADVISORY (NON-BINDING) VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION (SAY-ON-PAY) (ITEM NO. 2 ON THE PROXY CARD)	59
Background	59
Recommendation	59

6	GETTY REALTY 2025 Proxy Statement

Proxy Summary 2025
Annual Meeting of Stockholders

Date and Time:	Place:	Record Date:
April 22, 2025 at 2:30 p.m. Eastern Time	Virtually at www.virtualshareholdermeeting.com/GTY2025	February 26, 2025

This Proxy Summary highlights information contained elsewhere in this Proxy Statement. This Proxy Summary does not contain all the information that you should consider before voting. Please carefully read the complete Proxy Statement and Getty’s Annual Report on Form 10-K before voting.
Annual Meeting Information
This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Getty Realty Corp. (hereinafter called the “Company” or “Getty”), to be voted at the Annual Meeting to be held in a virtual format only at www.virtualshareholdermeeting.com/GTY2025 on April 22, 2025 at 2:30 p.m. Eastern Time, and at any adjournments or postponements thereof (the “Annual Meeting”), for the purposes of (1) electing six directors to Getty’s Board of Directors; (2) holding an advisory vote to approve named executive officer compensation; and (3) ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. We will also transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Record Date, Voting Rights, Outstanding Shares and Quorum
At the close of business on February 26, 2025, the record date for stockholders entitled to notice of and to vote at the Annual Meeting, there were 55,027,697 shares of Getty common stock outstanding. Only the holders of record of our common stock as of the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Each outstanding share of common stock is entitled to one vote. The shares of common stock vote as a single class. In order to constitute a quorum at the Annual Meeting, there must be present virtually or represented by proxy stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting as of the record date.
Under Maryland law, shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker, bank, nominee or other record holder which are present virtually or by proxy at the Annual Meeting, but with respect to which such broker, bank, nominee or other record holder lacks discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares to vote on a particular proposal and is thus not empowered by the beneficial owner to vote the shares on such proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
Voting Requirements
If your shares are held in the name of a broker, bank, nominee or other record holder, you will receive instructions from the holder of record on how to vote your shares. You must follow the instructions of the holder of record in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares during the Annual Meeting, you should go to the meeting website and enter the control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”).

GETTY REALTY 2025 Proxy Statement	7

If your shares are registered directly in your name with our transfer agent, you are a “stockholder of record,” and you may vote your shares:
■	Online: Go to http://www.proxyvote.com and follow the instructions
■	By Telephone: Call toll-free 1-800-690-6903 and follow the instructions
■	By Mail: Complete, sign, date and return your proxy card in the enclosed envelope
■	Virtually In-Person: Virtually attend the Annual Meeting and vote your shares
All valid proxies received, and not revoked, before the Annual Meeting will be exercised. All shares represented by a valid proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy with respect to any one or more of the proposals, the shares will be voted in favor of such proposal(s). At the discretion of the persons named on the enclosed proxy card or vote instruction form, such proxy holder may also vote on any other matter that may properly come before the Annual Meeting or any adjournments or postponements thereof.
Vote Required
If a quorum is achieved at the Annual Meeting, the following voting requirements will apply:
1.
Election of Directors. The affirmative vote of a plurality of all votes cast at the Annual Meeting at which a quorum is present is required for the election of each nominee to our Board of Directors. With respect to each director nominee, you may vote “for” such nominee or “withhold” your vote as to such nominee. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Director nominees with the most votes cast “for” such nominee’s election will be elected to our Board of Directors.

■	For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.
2.
Advisory vote to approve named executive officer compensation. The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is necessary to approve the advisory vote on named executive officer compensation.

■
For purposes of the advisory vote to approve the named executive officer compensation, abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.

This vote on named executive officer compensation is not binding on the Board of Directors or Getty. The Board of Directors, however, will consider the results of the vote when considering future named executive officer compensation arrangements.
3.
Ratify the appointment of PricewaterhouseCoopers LLP. The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required to ratify the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm.

■
For purposes of the appointment of PricewaterhouseCoopers LLP, abstentions are not considered votes cast and will have no effect on the outcome of this proposal. (The ratification of the appointment of auditors is considered a “routine” matter under The New York Stock Exchange (“NYSE”) rules for which brokers, banks, nominees or other record holders have discretionary authority to vote without receiving instructions from the beneficial owner of the shares. See “Broker Non-Votes” below for further information.)

Broker Non-Votes
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank, nominee or other record holder holding the shares as to how to vote on matters deemed “non-routine” under NYSE rules and, therefore, such broker, bank, nominee or other record holder lacks discretionary authority to vote the shares without voting instructions from the beneficial owner. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank, nominee or other record holder holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank, nominee or other record holder can still vote the shares with respect to matters that are considered to be “routine” under NYSE rules but cannot vote the shares with respect to “non-routine” matters. With respect to the three proposals set forth in this Proxy Statement, only “Proposal No. 3 Ratification of the Appointment of Independent Registered Public Accounting Firm” is considered to be “routine” and brokers, banks,

8	GETTY REALTY 2025 Proxy Statement

nominees or other record holders will have discretionary voting power with respect to such proposal. We encourage you to provide instructions to your broker, bank, nominee or other record holder regarding the voting of your shares in order to ensure that your shares are represented at the Annual Meeting. See “Vote Required” section above for the treatment of broker non-votes with respect to each of the three proposals.
If you vote by proxy, the individuals named on the proxy card (your “proxies” or “proxy holders”) will vote your shares in the manner you indicate or, if no choice is indicated, with respect to any proposal, “for” such proposal.
Revocation of Proxies
You may revoke your proxy at any time prior to it being exercised. Record holders may revoke their proxy by voting via the website during the meeting or by submitting a new proxy, dated after the date of the proxy to be revoked, to the Secretary of the Company at the Company’s address shown on the cover page of this Proxy Statement, prior to the Annual Meeting. If your shares are held in “street name,” you must contact your broker, bank, nominee or other record holder for instructions on revoking your proxy.
Solicitation of Proxies
We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request brokers, banks, nominees or other record holders, custodians and fiduciaries to solicit customers for whom they hold our stock, and we will reimburse them for their reasonable, out-of-pocket costs in connection with the solicitation of proxies. We may also use the services of our officers, directors and others to solicit proxies personally or by telephone, without additional compensation.
Notice Regarding the Internet Availability of Proxy Materials
From the date of mailing of the Notice of Internet Availability through the conclusion of the Annual Meeting, stockholders will be able to access all of the proxy materials on the internet at www.proxyvote.com. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including our Annual Report to Stockholders) over the internet or through other methods specified at the website designated in the Notice of Internet Availability. The designated website contains instructions as to how to vote your shares over the internet or by telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.
The rules and regulations adopted by the Securities and Exchange Commission (the “SEC”) permit us to deliver a single Notice of Internet Availability or set of Annual Meeting materials to one address shared by two or more of our stockholders. We have delivered only one copy of the Notice of Internet Availability or set of Annual Meeting materials to multiple stockholders who share the same address, unless we received contrary instructions from the affected stockholders prior to the mailing date. We will promptly deliver, upon written or oral request, a separate copy of the Notice of Internet Availability or set of proxy materials to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice of Internet Availability or sets of proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at 1-800-542-1061, or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials or set of proxy materials for your household, please contact Broadridge at the above phone number or address.
The Notice of Internet Availability or set of proxy materials will be sent to stockholders, and will be available on the internet, on or about March 13, 2025.
Voting Items and Board of Directors Recommendations

	Proposal Description	Board Vote Recommendation	Page Number with More Information
Proposal 1	Election of six Directors	“FOR” all nominees	19
Proposal 2	Advisory vote to approve named executive officer compensation	“FOR”	59
Proposal 3	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025	“FOR”	63

GETTY REALTY 2025 Proxy Statement	9

Performance Highlights
We maintained our positive earnings trajectory in 2024, as measured by Adjusted Funds From Operations (“AFFO”) per share, which supported another significant increase in cash dividends to common stockholders.

Our emphasis on growing and diversifying our portfolio drove another productive year of acquisitions, which included more than $209.0 million in aggregate investments in 2024. We acquired 71 properties, including 31 express tunnel car washes, 19 automotive service centers, 17 convenience stores, and four drive-thru quick service restaurants. We also added eight new tenants, expanded our relationships with several existing tenants, and entered or increased exposure to a number of attractive metropolitan areas, including Austin (TX), Charlotte (NC), Houston (TX), and Richmond (VA).

We continued to demonstrate our strong access to capital and our continued commitment to maintaining an investment grade credit profile in 2024, by raising approximately $290 million of new debt and equity capital and maintaining strong credit metrics.

Equity	Debt	Credit Metrics

■
Completed an underwritten public offering to sell 4.0 million common shares for $121.2 million of gross proceeds

■
Sold an aggregate of 1.4 million common shares for anticipated gross proceeds of $43.6 million under forward sales agreements through our ATM Program

■
Closed a private placement of $125 million of senior unsecured notes, including (i) $50 million of notes due 2029 at 5.52% interest rate and (ii) $75 million of notes due 2032 at a 5.70% interest rate

■ BBB- Fitch rating affirmed ■ 5.2x net debt / EBITDA ■ 3.8x fixed charge coverage

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Executive Compensation Highlights
Our executive compensation program currently involves a combination of annual cash compensation, discretionary incentive compensation, including both cash and equity incentive awards, retirement and other plans, and perquisites and other benefits.
We aim to develop and implement compensation programs that are designed to encourage high performance, promote accountability, and assure that executives’ interests continue to be aligned with the interests of our stockholders.
The majority of the compensation awarded to executives is variable in nature and dependent on Company and individual performance.

In making executive compensation determinations, we also consider the results of the non-binding, advisory stockholder votes on our executive compensation program. Our stockholders have approved our executive compensation program each year since the advisory vote was first sought, including by at least 93% of votes cast in each of the last three years.

Please see the section of this Proxy Statement below titled “Executive Compensation” for a detailed discussion of our executive compensation program and compensation philosophy, including detailed information regarding 2024 compensation of our named executive officers (“NEOs”).
Business Philosophy
Our objective is to generate sustained earnings growth, which in turn drives sustained growth of cash dividends to common stockholders, and to do so over the long term without negatively altering our risk profile. To this end, our investment strategy combines comprehensive transaction underwriting and lease structuring with certain macro perspectives that guide capital allocation decisions across property types, tenants and transactions. We focus our efforts on freestanding retail properties that are tied to convenience and automobility, exhibit strong underlying real estate characteristics – including access, visibility and synergies with nearby retailers – are located in high-density metropolitan areas, and are leased to national and regional operators.

GETTY REALTY 2025 Proxy Statement	11

Getty Realty Investment Perspectives
■	Automobility is power agnostic and remains the dominant form of consumer transportation
■	Mobile consumers increasingly prioritize convenience, service, and speed
■	Convenience & automotive retailers are essential businesses, and e-commerce & recession resistant
■	Markets experiencing population and traffic growth realize increased consumer demand
■	Institutional consolidation of fragmented sectors creates transaction opportunities
■	Versatile real estate retains land value and provides alternate use potential

We seek to grow and diversify our portfolio through accretive investments and active asset management. We acquire new properties through sale leaseback transactions, development funding for new-to-industry construction, and the acquisition of properties with in-place leases, and also selectively redevelop assets within our existing portfolio.
We place a premium on establishing long-term relationships with tenants and regularly seek to form new relationships. We believe that a relationship-driven approach mitigates risk and drives efficiencies for originating and underwriting new investment opportunities given our familiarity with the underlying tenant credit and business operations.
Lastly, we are committed to maintaining an investment grade credit profile, including low-to-moderate leverage, ample liquidity and access to capital, and a flexible, unencumbered balance sheet. We believe that this capital structure philosophy helps to facilitate growth and mitigate risk across fluctuating market cycles.
Corporate Responsibility
We are committed to good corporate citizenship and business practices that serve all of our stakeholders. We recognize the importance of environmental, social and governance (“ESG”) issues and incorporate ESG considerations into our business practices and decision-making processes. We believe the growth and sustainability of our business depends on a broad array of factors, including a continuing focus on investments in our people, ethics and integrity, and support of our environmental programs.
In June 2024, we published our 2024 Corporate Responsibility Report, which gave us an opportunity to discuss our ongoing approach to corporate responsibility and the emphasis we place on our people, our planet, and our business practices. Our notable initiatives conducted in 2023 and into 2024 included:
■
TCFD Alignment – Alignment of our ESG efforts with the Task Force on Climate-related Financial Disclosures (“TCFD”) framework including creating a TCFD matrix to identify how we identify, assess, and manage climate-related risks.

■
Climate Risk Assessment – Conducting a comprehensive assessment using the Federal Emergency Management Agency National Risk Index (“FEMA NRI”) model to identify the present-day physical risk profile of our properties, including acute physical risks and chronic physical risks, and evaluating future transition risks associated with our properties.

■
Scope 3 Energy Emissions Evaluation – Estimating each of our properties’ Scope 3 greenhouse gas (“GHG”) emissions (electricity and natural gas usage) using the Commercial Buildings Energy Consumption Survey (“CBECS”) model.

■
Annual Tenant Outreach Survey – Conducting an annual survey (the “Tenant Outreach Survey”) seeking our tenants’ feedback regarding sustainability measures and initiatives implemented or that may be implemented at our properties, in order to identify potential ESG opportunities.

12	GETTY REALTY 2025 Proxy Statement

■
Getty Gives Campaign – Continuing our Getty Gives campaign and pro bono legal program to provide our employees with a formal program to support causes meaningful to them and the communities in which we live and work, including corporate donations to charitable organizations selected by our employees, company matching for employee charitable donations, legal services to advance the public interest, and additional paid time off for employee volunteer opportunities.

■	Culture Committee – Enhancing our culture and fostering employee engagement through sponsoring regularly scheduled group events.
Our initiatives for 2024 and into 2025 include:
■
Re-assessing our properties using our climate risk assessment and Scope 3 energy emissions processes to account for recent acquisitions and divestments, and alignment of those efforts with the TCFD framework.

■
Incorporating a climate-related risk index component into our acquisitions and environmental due diligence underwriting process to ensure we understand and account for potential future climate-related risks prior to acquiring a property.

■
Continuing to engage with our tenants to understand their expectations for measuring and evaluating Scope 3 GHG emissions to improve our understanding of the impact of Scope 3 GHG emissions at our properties.

■
Assessing the feedback received through our Tenant Outreach Survey to identify potential ESG opportunities, including sustainability measures and initiatives currently implemented or that may be implemented at our properties.

■
Enhancing engagement and collaboration with our tenants to address energy efficiency and carbon reduction opportunities, including the use of our Getty Green Loans program which offers low cost loans to our tenants for qualified environmental and sustainability projects.

■	Adopting a Human Rights Policy outlining our commitment to respecting and protecting human rights within our business environment.
■
Successfully continuing our Getty Gives campaign, pro bono legal program, Culture Committee initiatives and programs, professional development program, environmental compliance and liability management program, and our corporate headquarters sustainability initiatives.

■
Continuously reviewing our current ESG polices, programs, and processes to identify operational and reporting gaps, and where appropriate, set directional priorities that align with our business strategy and stakeholder expectations.

Human Capital Development
We believe that our people are the foundation of our success, and we are committed to ensuring that they are provided a safe and healthy workplace and are engaged professionally and socially. We aim to foster an inclusive work environment and expect our workplace to be free from discrimination and harassment on the basis of color, race, sex, national origin, ethnicity, religion, disability, sexual orientation, gender identification or expression, and any other legally-protected status.
Our Business Conduct Guidelines, Employee Handbook and recently adopted Human Rights Policy govern our professional conduct and ethics with respect to our people, our partners, our health and safety, and our information technology security.
Employee Health and Wellness
Getty’s business operations adhere to health and safety best practices. We remain committed to the prioritization of empathy and flexibility to support the safety, health, and security of our employees and ensure that all employees are able to meet their personal and family needs, as well as their professional goals.

GETTY REALTY 2025 Proxy Statement	13

Health and Wellness Highlights
■	Expansive paid time-off benefits and flexible work schedules
■	Programs for paid parental leave and adoption assistance reimbursement
■	Comprehensive medical and dental insurance with substantially all premiums paid by the Company
■	Life, accidental death and dismemberment, and disability insurance with all premiums paid by the Company
■	Company-funded healthcare reimbursement accounts and pre-tax employee-funded flexible spending accounts
■	Purposefully designed physical work environment with sit-stand desks, ergonomic chairs, healthy snack options, collaborative workspaces, and privacy booths

Employee Benefits and Compensation
In addition to programs to support their health and wellness, our employees are provided a comprehensive compensation and benefits package, including competitive base salaries, cash and equity incentive awards, multiple retirement savings programs and commuter benefits programs. Further, we encourage the professional development of our employees through in-person trainings and online learning resources and regularly support and pay for external education programs requested by our employees, as well as higher-education tuition reimbursement, if doing so will advance their work-related skills or professional development.

Benefits and Compensation Highlights
■	Cash and equity incentive awards for all employees
■	Profit sharing program and 401(k) plan with partial Company match
■	Holiday and anniversary share programs that award Company common stock to eligible employees
■	Company-funded commuter reimbursement accounts and a pre-tax employee-funded commuter benefits program
■	Company-funding for professional development and qualified tuition reimbursement
■	Comprehensive health and wellness benefits as highlighted above

Corporate Citizenship and Philanthropy
We appreciate the important role that we can play in the communities in which we live and operate.
We support individual volunteerism and provide team members with work schedule flexibility to support causes and organizations that are meaningful to them. Our Getty Gives campaign is a formal program to support causes in the communities in which we live and work. Getty Gives includes corporate donations to charitable organizations selected by our employees, company matching for employee charitable donations, and additional paid time off for employee volunteer opportunities. Through Getty Gives in 2024, we participated in our second company-wide community service event with Rethink Food where we worked alongside the Rethink Food team to transform surplus food into meals for distribution to underserved communities. In addition, we made corporate donations to the Lawyers Alliance, a leading provider of legal services for charities and nonprofit organizations working to improve life in New York City, and to the Springpoint Foundation, a nonprofit organization dedicated to enriching the lives of seniors by providing services and opportunities to stay connected, healthy and vibrant, and to age with deserved dignity. We also matched individual contributions made by our team members to more than 20 different charitable organizations serving a wide range of causes.

14	GETTY REALTY 2025 Proxy Statement

We also maintained our pro bono legal services program to advance the public interest by serving organizations in need and at the same time provide opportunities for personal philanthropic fulfillment to in-house members of our legal team. We consider in-house pro bono activity to be an important part of our commitment to philanthropic initiatives and we are committed to continuing efforts to help our communities through pro bono legal engagement.
We will continue to support individual volunteerism and provide employees with work schedule flexibility to support causes and organizations that are meaningful to them. We plan to maintain our Getty Gives campaign and seek to expand our corporate citizenship and philanthropic efforts by evaluating additional opportunities to support organizations through corporate volunteerism.
Corporate Culture
Our Culture Committee works to enhance our culture and foster employee engagement through sponsoring company events and outings. The Culture Committee includes a cross departmental group of members who meet regularly to identify and schedule opportunities to gather, including lunch and learn sessions, in-office team-building challenges, holiday celebrations, museum visits, indoor and outdoor tourist attractions, a book club, and other activities. We believe our social engagement efforts provide an enjoyable and rewarding environment for our team to engage professionally and personally and further enhance the employee experience.
Environmental Stewardship
As an organization, we place a high priority on the protection of our assets, communities, and the environment. We employ full-time environmental experts who perform due diligence to support our investment activity and actively manage a program to oversee legacy environmental remediation for which we are responsible. In addition, our leases require tenants to comply with environmental laws and regulations, and, for operations with environmental susceptibility, to have insurance to protect against environmental impacts that arise during their tenancy. We also emphasize sustainability at our corporate headquarters where we utilize energy-efficient computer equipment, filtered water machines and timed or sensor-controlled HVAC and lighting systems, among other sustainability practices.
Environmental Due Diligence
Our acquisition due diligence process entails a comprehensive environmental review and analysis, which incorporates environmental site assessments (Phase I) to assess the environmental condition of properties under consideration for investment. This examination includes identification of actual and potential release of hazardous substances, chemical or waste storage, and other environmental concerns or risks. Additionally, it involves evaluating whether the property and the operations thereon comply with environmental standards. As further guided by the results of our climate risk assessment, we evaluate the physical risk profile of a considered asset and plan to incorporate a climate-related risk index component into our environmental due diligence underwriting process to ensure we understand and account for potential future climate-related risks prior to acquiring a property. We will not acquire a property unless we are satisfied with the results of our environmental due diligence and, once closed, our leases require our tenants to comply with all environmental laws, rules and regulations.
Environmental Compliance
Our properties are leased to tenants under triple-net leases which make tenants contractually responsible for compliance with environmental laws and regulations and for remediation of all environmental contamination that arises from their occupancy, and, in most cases, that may be discovered during their occupancy even if it pre-dated their occupancy. We take appropriate measures, including enforcement when necessary, to ensure that our tenants comply with these contractual provisions for the benefit of the environment. Our leases also require tenants who conduct environmentally susceptible operations to have pollution insurance, and we separately maintain additional pollution coverage throughout our portfolio for properties with higher environmental risk exposure.
In addition, we maintain a dedicated team to actively manage a program to oversee legacy environmental remediation for which we may be held responsible, including developing strategies and processes to ensure compliance with environmental laws and regulations at properties where we are responsible for remediation and conducting operational tracking of environmental risk and exposure for our real estate holdings where our tenants are contractually responsible for environmental conditions.

GETTY REALTY 2025 Proxy Statement	15

Sustainability at Our Properties
Under our triple-net leases, tenants are responsible for operating the businesses conducted at our sites, keeping the properties in good order and repair, and making capital investments as they deem appropriate to optimize their business operations. As such, it is our tenants who control the environmental impact of their operations, including energy efficiency, water usage, and waste and recycling practices, and decide when and how to adopt environmentally sustainable practices and make related investments.
We maintain an ongoing partnership with an outside Environmental Health Safety & Sustainability (“EHS&S”) consulting firm to conduct our Tenant Outreach Survey seeking our tenants’ input regarding sustainability measures and initiatives which have been or may be implemented at our properties as well as gather information regarding our tenants’ current ESG policies and practices. The Tenant Outreach Survey results will continue to assist us in identifying potential ESG opportunities to support our business and our tenants’ businesses. Please also see the “Corporate Responsibility—Environmental Practices, Social Responsibility and Governance” included at page 32 in this Proxy Statement.
We appreciate that many of our tenants have completed “green” projects at our properties with their own capital and/or have taken advantage of government and other subsidies for qualifying renewable energy technologies and projects. While we have always supported and encouraged these tenant investments, as part of our commitment to ESG, we implemented our “Getty Green Loans” program to provide low-cost loans to our tenants for the express purpose of investing in environmental and sustainability projects. As a net lease landlord, we trust our tenants to identify the investments they deem appropriate to successfully operate their businesses at sites we own. With Getty Green Loans, we hope to reinforce our position as a business partner, while providing additional incentive to our tenants to prioritize green projects as they continue to enhance their operations and our properties.
Sustainability at Our Corporate Headquarters
We emphasize sustainability at our leased corporate office space in New York City and through our office policies. Our office space is outfitted with energy efficient computer equipment, filtered water machines, and timed or sensor-controlled HVAC and lighting systems. Our office policies include various recycling programs, no plastic cups, dishes, or utensils, and a commitment to reduce paper use. Our commuter benefits program encourages the use of public transportation or ride sharing, and our headquarters boasts a Walk Score® rating of 99, a Transit Score® rating of 100, and a Bike Score® ranking of 82, making it a highly walkable, transit-friendly, and bike-accessible location, leading to reduced use of single occupancy vehicles in commuting by our employees.
Corporate Governance
We are dedicated to maintaining high standards for corporate governance predicated on integrity and transparency. Our Board of Directors, or Board, is directly engaged with the critical initiatives that help us establish and maintain our policies related to sustainability, corporate citizenship, and effective governance. In that regard, our Board has delegated oversight of our ESG efforts to our Nominating/Corporate Governance Committee, and oversight of enterprise risk management and risk mitigation to our Audit Committee, including with respect to (i) information security and data protection, and (ii) climate related risks in the Company’s financial statements as and to the extent required by the applicable rules and regulations promulgated by the SEC or Financial Accounting Standards Board (“FASB”).

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Corporate Governance Highlights
■	We have an independent Board of Directors, including our Chairman and all of our committees
■	We hold annual elections for all of our Directors
■	We have restrictions on over-boarding
■	We maintain anti-hedging and anti-pledging policies
■	We have a compensation clawback policy
■	We maintain an insider trading policy
■	We adopted a human rights policy
■	We amended and restated our Bylaws to comply with universal proxy rules
■	We have no poison pill provisions
■	Our Charter and Bylaws allow stockholders the authority to amend our Bylaws
■	We have opted out of applicable provisions of the Maryland Unsolicited Takeover Act (MUTA) relating to our Board’s right to self-classify
■
We adopted a stock ownership policy for our Board of Directors and executive management team, reinforcing our commitment to aligning leadership interests with shareholders through meaningful equity ownership

Board Composition
We value independence and believe that a wide range of perspectives, backgrounds, and experiences enhances the effectiveness of our Board of Directors, which is affirmed by our Corporate Governance Guidelines. Excluding our Chief Executive Officer who sits on our Board, all of our current Directors, including our Chairman, are independent (as defined in the listing standards of the NYSE) and all of our committees are comprised solely of independent Directors. In evaluating director candidates, our Board considers various factors that contribute to a highly-qualified, well-rounded and effective board of directors, including a wide range of experience, thought, industry expertise, and professional background. Consistent with the criteria set forth in the Nominating & Corporate Governance Committee Charter, our Board remains committed to identifying and prioritizing candidates who bring valuable insights, independent judgment, and a breadth of perspectives to support the Company’s strategic direction and governance.
Cybersecurity and Generative AI Oversight
We have developed and implemented a cybersecurity risk management program intended to protect the confidentiality, integrity, and availability of our critical systems and information. We design and assess our program based on industry standards to align closely with information security frameworks and guidelines. This does not imply that we meet or are in compliance with any particular technical standards, specifications, or requirements, but that we use the frameworks as a guide to help us identify, assess, and manage cybersecurity risks relevant to our business.
Our cybersecurity risk management program is integrated into our overall enterprise risk management program, and shares common methodologies, reporting channels and governance processes that apply across the enterprise risk management program to other legal, compliance, strategic, operational, and financial risk areas.
Our cybersecurity risk management program also includes a comprehensive cybersecurity incident response plan. This plan was developed with support from the Audit Committee and in consultation with key stakeholders across the Company to ensure it accurately reflects their respective roles and responsibilities. The plan has been selectively disseminated throughout the organization to ensure appropriate coverage and to foster a cohesive and informed response to cybersecurity incidents.

GETTY REALTY 2025 Proxy Statement	17

We utilize a commercially available third-party hosted cloud network environment with commercially available systems, software, tools and monitoring to provide security to protect its information and data and alert it to potential information security breaches. The third party engaged by us to oversee and host its network was engaged, in part, because of its experience with information security and data protection and products designed to manage against information and data security breaches. We conduct mandatory annual cybersecurity training for employees and have information security and data privacy policies and procedures in place applicable to our directors, officers, and employees.
We also periodically engage an independent third party to conduct a comprehensive cybersecurity assessment based on information security frameworks and guidelines such as the National Institute of Standards and Technology (NIST), Center for Information Security (CIS) and ISO27001. Management and the Audit Committee review the results of such assessments and engage with consultants, auditors, and other third parties to prevent, detect, mitigate, and remediate cybersecurity risks and incidents through various means. For the years ended December 31, 2024, 2023 and 2022, we did not experience any material incidents, nor incurred any expenses for penalties or settlements related to any information security breaches.
In 2025, the Company’s enterprise risk management report to the Audit Committee and our Board began to include risk assessment and risk management actions relating to generative artificial intelligence (“GenAI”) use by the Company, including the adoption of GenAI usage policies by the Company.
For additional information, see “Corporate Governance and Related Matters—Role of Board of Directors in Risk Oversight,” sections on page 25 of this Proxy Statement and “Report of the Audit Committee—Oversight Responsibilities—Enterprise Risk Management” and “—Information Security and Data Protection” sections on pages 60 and 61 of this Proxy Statement.

18	GETTY REALTY 2025 Proxy Statement

Proposal No. 1
Election of Directors (Item No. 1 on the Proxy Card)
Nominees for Election at the Annual Meeting
Getty’s directors are elected at each annual meeting of stockholders and hold office for a term of one year and until their respective successors are elected and qualified. The Board of Directors has nominated six candidates for election as directors for a one-year term ending at the 2026 annual meeting of the Company’s stockholders or when their successors are duly elected and qualified.
The affirmative vote of a plurality of all votes cast at the Annual Meeting is required for the election of each nominee to our Board of Directors. With respect to each director, you may vote “for” such nominee or “withhold” your vote as to such nominee. Director nominees with the most votes cast “for” such nominee’s election will be elected to our Board of Directors. Accordingly, if you “withhold” authority to vote with respect to one or more nominees, your vote will have no effect on the election of such nominees. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. Broker non-votes will be considered present for the purpose of determining the presence of a quorum.
You may use the proxy card furnished to you to cast your votes for the election of the Director nominees named in the table below. If any of the nominees should become unable or unwilling to serve as a director prior to the Annual Meeting, we intend to vote your proxy “for” the election of the substitute nominee, if any, who is designated by the Board of Directors (unless the proxy contains instructions to the contrary). For additional information about how we identify and evaluate nominees for director, see “Committees—Nominating/Corporate Governance Committee” at page 28 of this Proxy Statement.
Set forth below is information regarding the directors nominated for election at the Annual Meeting, including background information and information regarding the specific experience, qualifications, attributes and skills that support the conclusion that these nominees should serve as directors of Getty. We believe that our Board of Directors is comprised of a makeup of individuals with a diversity of professional, personal, and experiential backgrounds, including with respect to skills, education, industry experience, and demographic characteristics. For additional information regarding the particular skills represented on our Board of Directors, see the “Experience and Qualifications Represented on our Board of Directors” section below on page 23 of this Proxy Statement.

Christopher J. Constant - 46

Mr. Constant has served as a director of Getty since January 1, 2016, concurrent with his appointment as President and Chief Executive Officer of the Company at such time. Mr. Constant joined the Company in November 2010 as Director of Planning and Corporate Development and advanced within the Company to Treasurer in May 2012, Vice President in May 2013, Chief Financial Officer in December 2013, and President and Chief Executive Officer as of January 1, 2016.
Prior to joining Getty, Mr. Constant was a Vice President in the corporate finance department of Morgan Joseph & Co. Inc. and began his career in the corporate finance department at ING Barings. Mr. Constant holds an A.B. from Princeton University.
Mr. Constant’s qualifications to serve on our Board of Directors include his past experience in investment banking, totaling over ten years, including his past leadership role as Vice President in the investment banking firm Morgan Joseph & Co. Inc., and his diverse knowledge of financial and capital markets and corporate development strategies, specifically as they relate to the real estate industry and real estate investment trusts (“REITs”). In addition, Mr. Constant has extensive knowledge of the Company’s business strategies, finances and operations cultivated through his years of service as President and Chief Executive Officer since 2016 and in various other executive capacities with the Company since 2010. Mr. Constant has been a driving force behind the development and execution of numerous projects and strategic initiatives during his tenure at Getty. His knowledge of our business, finances, operations and compliance requirements, and his demonstrated effective leadership within the Company, qualify Mr. Constant as a valuable member of our Board of Directors.

GETTY REALTY 2025 Proxy Statement	19

Milton Cooper - 96

Mr. Cooper has served as a director of Getty since 1971 and as Chairman of the Compensation Committee since 2006.
Mr. Cooper is the Executive Chairman of the Board of Directors for Kimco Realty Corporation (“Kimco”), a NYSE listed REIT, which is one of the nation’s largest owners and operators of neighborhood and community shopping centers. Mr. Cooper has held the position of Executive Chairman of the Board of Directors since 2009, and will transition to Chairman Emeritus to Kimco’s Board of Directors effective May, 2025. Mr. Cooper served as the Chairman of the Board of Directors and Chief Executive Officer of Kimco from its initial public offering in 1991 to 2009 and was a director and President of Kimco prior thereto. In 1956, Mr. Cooper co-founded the predecessor business that became Kimco.
Mr. Cooper is a nationally recognized leader of the modern REIT industry. He has received the National Association of Real Estate Investment Trusts Industry Leadership Award for his significant and lasting contribution to the REIT industry. From 1983 through April 2012, he was also a director of Blue Ridge Real Estate/Big Boulder Corporation, a real estate management and land development firm. Mr. Cooper has also served as a member of the Executive Committee of the Board of Governors of the National Association of Real Estate Investment Trusts. Mr. Cooper holds degrees from City College in New York and Brooklyn Law School.
Mr. Cooper’s qualifications to serve on our Board of Directors include his recognized stature within, and knowledge of, our industry, and extensive leadership experience both on the Company’s Board of Directors and as the founder, executive officer and member of the boards of directors for other REITs.

Philip E. Coviello - 81

Mr. Coviello has served as a director of Getty since 1996 and as Chairman of the Audit Committee since 2000. Mr. Coviello has also served on the Compensation Committee since 2007 and on the Nominating/ Corporate Governance Committee since 1999.
Mr. Coviello has served as a director of Kimco since 2008 and serves on Kimco’s Audit Committee and Kimco’s Nominating/Corporate Governance Committee. Mr. Coviello was a partner in Latham & Watkins LLP, an international law firm, until his retirement from the firm as of December 31, 2003. Mr. Coviello holds an A.B. from Princeton University, an L.L.B. from Columbia University School of Law, and an M.B.A. from Columbia University Business School.
Mr. Coviello’s qualifications to serve on our Board of Directors include his many years of legal experience counseling boards of directors and senior management of public and private companies on a wide range of corporate and securities law issues, including mergers and acquisitions, securities offerings and corporate governance, regulatory compliance and other matters.

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Evelyn León Infurna - 61

Ms. Infurna was appointed to serve as a director of Getty in July 2021 and has served as a member of the Nominating/Corporate Governance Committee since that time. Ms. Infurna has also served as a member of the Compensation Committee since October 2022, and as a member of the Audit Committee since February 2023.
Ms. Infurna is a Vice President of Investor Relations with Northern Oil and Gas, Inc., a NYSE listed energy investment company. Previously, she was Senior Vice President of Investor Relations with SmartRent. com Inc. Prior to that, Ms. Infurna was a Managing Director with ICR, LLC specializing in strategic communications, capital markets advisory and investor engagement for REITs and other real estate companies. Preceding her tenure with ICR, Ms. Infurna was a Managing Director in Equity Capital Markets with Citigroup where she was responsible for raising equity capital for companies in the real estate and lodging sectors. Ms. Infurna spent over a decade as a portfolio manager and analyst managing real estate and related securities portfolios with Diamondback, Moore Capital, Amaranth and Barings/ Cornerstone Advisers. She commenced her real estate capital markets career as a Director in equity research with Deutsche Bank. From 2018 through 2021, Ms. Infurna served as an advisory board member to Accesso Partners, a private real estate asset manager based in Miami. Ms. Infurna holds a B.S. from New York University and an M.B.A. from Northwestern University.
Ms. Infurna’s qualifications to serve on our Board of Directors include her experience as a senior officer of a public company, her communications, advisory and investor engagement experience for REITs and other public companies in the real estate industry. Ms. Infurna has robust real estate capital markets expertise and asset management experience. Ms. Infurna is an accomplished leader and an experienced board member who brings a unique and independent perspective to our Board of Directors.

Mary Lou Malanoski - 68

Ms. Malanoski has served as a director of Getty since October 2018. She has also served as a member of the Audit Committee since October 2018, and as Chair of the Nominating/Corporate Governance Committee since April 2021.
Ms. Malanoski is currently Chief Financial Officer of S2K Partners Co. LLC. Previously, she was the Chief Operating Officer at Morgan Joseph TriArtisan, an investment bank focused on the mid-market, where she also had served as Head of Banking and Chief Financial Officer. Prior to Morgan Joseph TriArtisan, she was a founder and principal of New Street Advisors, a boutique broker-dealer, and New Street Investments, a firm focused primarily on non-control investments in private companies. Prior to New Street Advisors, she was a senior team member at New Street Capital, a private investment firm which managed the assets of the reorganized Drexel Burnham Lambert. Ms. Malanoski began her career as an investment banker at Drexel Burnham Lambert. She is also a member of the Board of Directors for Phibro Animal Health Corporation and served as a member of the Board of Directors for Morgan Joseph TriArtisan from November 2005 until August 2021. Ms. Malanoski holds a B.A. from the Rosemont College and an M.B.A. from The Johnson School of Cornell University.
Ms. Malanoski’s qualifications to serve on our Board of Directors include her over 30 years of experience on Wall Street in various roles. Ms. Malanoski is an accomplished leader and an experienced board member who brings a unique and independent perspective to our Board of Directors.

GETTY REALTY 2025 Proxy Statement	21

Howard B. Safenowitz - 66

Mr. Safenowitz has served as a director of Getty since December 1998 and was appointed as Chairman of the Board in April 2021. Prior to his appointment as Chairman, Mr. Safenowitz served as Lead Independent Director of Getty from February 2010 to March 2021, Chairman of the Nominating/Corporate Governance Committee from 2005 to March 2021, a member of the Compensation Committee from 1999 to March 2021, and a member of the Audit Committee from 2005 to March 2021.
Together with attributed family interests, Mr. Safenowitz is one of the Company’s largest stockholders. Mr. Safenowitz is the President of Safenowitz Family Corp., an investment firm, since 1997. From 1990 to 2003, he was employed by The Walt Disney Company where he served as Senior Vice President, Business Affairs of Buena Vista Motion Pictures from March 2001 until April 2003 and prior thereto as Vice President, Business Affairs of Walt Disney Pictures and Television from 1996 until 2001. Mr. Safenowitz practiced corporate and transactional law in New York and California from 1983 until joining The Walt Disney Company in 1990. He also served as a director of Getty Petroleum Marketing Inc. from December 1998 until December 2000. Mr. Safenowitz holds a B.A. from the University of Rochester and a J.D. from Boston University School of Law.
Mr. Safenowitz’s qualifications to serve on our Board of Directors include his significant experience with and knowledge of Getty, along with his prior service as a director of Getty Petroleum Marketing Inc. until December 2000, which together provide him with a valuable perspective on core business matters that face our Company. In addition, his experience as a corporate lawyer, as well as his position as the president of Safenowitz Family Corp. and his past leadership experience at The Walt Disney Company, have provided Mr. Safenowitz demonstrated leadership and management skills contributing to his value as an advisor to our Company.

Committee Composition of our Board of Directors
The table below sets forth the Committee appointments of our current directors as of February 26, 2025.

	Compensation Committee	Nominating/Corporate Governance Committee	Audit Committee
Milton Cooper
Philip E. Coviello Jr.
Evelyn León Infurna
Mary Lou Malanoski

= Member
= Committee Chair

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Experience and Qualifications Represented on our Board of Directors
The matrix below represents some of the key experience and qualifications that our Board of Directors and Nominating/ Corporate Governance Committee has identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. This matrix highlights the depth and breadth of experience and qualifications of our current directors.

Experience/Qualification	Christopher J. Constant	Milton Cooper	Philip E. Coviello Jr.	Evelyn León Infurna	Mary Lou Malanoski	Howard B. Safenowitz
Age	46	96	81	61	68	66
Director Since	2016	1971	1996	2021	2018	1998
Independent (NYSE standards)		✔	✔	✔	✔	✔
REIT/Real Estate Experience	✔	✔	✔	✔		✔
Public Company Board Experience	✔	✔	✔	✔	✔	✔
Public Company Executive Leadership	✔	✔		✔	✔	✔
Financially Literate	✔	✔	✔	✔	✔	✔
Audit Committee Financial Expert	✔	✔	✔	✔	✔
Accounting Oversight	✔	✔	✔	✔	✔	✔
Risk Oversight	✔	✔	✔	✔	✔	✔
Capital Markets	✔	✔	✔	✔	✔
Mergers & Acquisitions	✔	✔	✔	✔	✔
Business Acumen/Leadership	✔	✔	✔	✔	✔	✔
Legal/Compliance Oversight	✔	✔	✔		✔	✔
Corporate Governance/Ethics	✔	✔	✔	✔	✔	✔
Human Resources/Compensation Practice	✔	✔	✔	✔	✔	✔

Recommendation
The Board of Directors unanimously recommends that you vote “FOR” the election of each nominee for director.

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Corporate Governance and Related Matters
Board of Directors and Board Leadership Structure
Our Board of Directors is currently comprised of Christopher J. Constant, Milton Cooper, Philip E. Coviello, Evelyn León Infurna, Mary Lou Malanoski, and Howard B. Safenowitz. Our Board of Directors is elected by the stockholders to oversee the performance of the Company’s business affairs and to set broad strategy for the Company’s growth. The Board of Directors acts as an advisor to senior management and monitors its performance. It also oversees the Company’s compliance efforts. To help discharge its responsibilities, the Board of Directors has adopted Corporate Governance Guidelines on significant corporate governance issues. The Corporate Governance Guidelines address, among other things, the size and composition of the Board of Directors, director independence, committee membership and structure, meetings and executive sessions, and director selection and training.
The Nominating/Corporate Governance Committee is committed to ensuring the Board of Directors has the skills, experience, and perspectives necessary to fulfill its responsibilities in overseeing Getty’s business and affairs and providing strategic guidance to management. In evaluating potential director candidates, the Committee will consider multiple factors, including independence, knowledge and judgment, financial literacy, breadth of skills, industry experience, leadership background, and the ability to contribute to a qualified, well-rounded and effective Board. The Committee does not assign specific weight to any particular criteria; its goal is to identify nominees who, collectively, enhance the Board’s overall effectiveness. Consistent with this approach, the Nominating/Corporate Governance Committee remains committed to identifying and prioritizing independent, highly qualified candidates in accordance with the NYSE listing standards, while ensuring that the Board benefits from a range of perspectives, expertise, and collaborative leadership.
For the year ended December 31, 2024, our Board of Directors had six members. The Board of Directors has nominated six candidates for election as directors for a one-year term ending at the 2026 annual meeting of the Company’s stockholders and when their successors are duly elected and qualified. The Board may reevaluate the size of the Board of Directors. If the Board of Directors decides to fill any vacancy, our Nominating/Corporate Governance Committee is committed to prioritizing for nomination a qualified director candidate who is ‘independent’ as defined in the listing standards of the NYSE and who enhances the Board’s collective expertise, leadership, and strategic oversight through a broad range of perspectives and experiences. In addition to independence, candidates will be evaluated based on relevant experience, professional background, and the ability to contribute to an inclusive and well-rounded Board. (For additional information regarding the factors considered in evaluating our director candidates, see ‘Nominating/Corporate Governance Committee’ discussion on page 28 of this Proxy Statement.)
The Charters for each of the committees of the Board of Directors, the Corporate Governance Guidelines, Getty’s Business Conduct Guidelines (which serves as our code of ethics under the Sarbanes-Oxley Act of 2002 and our code of business conduct and ethics under NYSE rules, and covers officers, employees and directors), our insider trading policy and our human rights policy all may be accessed through the Getty website at www.gettyrealty.com by clicking on “Investors/Corporate Governance”. In addition to our website availability, copies of any of the Charters for each of the committees of the Board of Directors, the Corporate Governance Guidelines, Getty’s Business Conduct Guidelines, the Company’s insider trading policy and/or the Company’s human rights policy may also be obtained by submitting a written request to Mr. Joshua Dicker, Executive Vice President, General Counsel and Secretary, at the address for Getty’s executive offices provided in this Proxy Statement. The Business Conduct Guidelines apply to all employees, officers and directors of the Company and waivers of the Business Conduct Guidelines for directors or executive officers, if any, will be disclosed as required by the rules and regulations of the SEC. There were no such waivers in 2024.
The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer (“CEO”) and Chairman of the Board, as the Board of Directors believes it is in the best interests of the Company for the Board of Directors to have the flexibility to make the determination whether the same person should serve as both the CEO and Chairman of the Board at any given point in time, or whether the roles should be separate, depending on, among other factors, the position and direction of the Company and the membership of the Board of Directors. The Board of Directors believes that its current leadership structure, with separate Chairman and CEO positions, is appropriate for the Company because it separates the leadership of the Board of Directors from the day-to-day leadership of the Company. The Board of Directors believes that separating the position of Chairman from the CEO better positions the Board of Directors to evaluate the performance of management and enables the Chairman to provide guidance to the CEO.

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Corporate Governance and Related Matters (continued)
Mr. Safenowitz was appointed to the position of Chairman of the Board in April 2021. Prior to his appointment as Chairman, Mr. Safenowitz served as the Company’s Lead Independent Director and in that capacity presided over executive sessions of the Company’s independent Directors, facilitated information flow and communication among the Directors, and performed such other Lead Independent Director duties as were specified by the Board of Directors. In view of the facts that the Company currently has separate CEO and Chairman positions and that the Company’s Chairman is an “independent” director as defined in the listing standards of the NYSE and satisfies duties otherwise applicable to the Lead Independent Director, the Board of Directors has determined not to designate a separate Lead Independent Director but reserves the right to do so in the future.
In his role as the Chairman of the Board, Mr. Safenowitz is responsible for enhancing the effectiveness of the Board of Directors, in particular by ensuring that the Board of Directors works as a cohesive team; ensuring that the Board of Directors has adequate resources and that there is a process in place to assure that the Board of Directors is presented with full, timely and relevant information; ensuring that there is a process in place to monitor best practices that relate to the responsibilities of the Board of Directors; and assessing the effectiveness of the overall Board of Directors and individual directors on a regular basis. The Chairman is also responsible for management of the Board of Directors, in particular by providing oversight on the agendas for Board of Directors meetings; consulting with the CEO regarding the membership and the chairs for Board of Directors committees; ensuring that the independent directors meet regularly without management present to discuss the effectiveness of the CEO and the Board of Directors; and by chairing Board of Directors meetings and executive sessions of the Company’s independent Directors. The Chairman is invited to attend all meetings of Committees of the Board and receives corresponding Committee documentation in advance of the meetings.
In his role as the CEO, Mr. Constant is responsible for setting a strategic vision for the Company and seeking to align the Company, internally and externally, with that strategic vision. In addition, Mr. Constant, as CEO, is responsible for day-to-day leadership of the Company, promoting Company performance through his leadership, and leading the Company in the execution of its business plan. Our CEO also serves on our Board of Directors, which we believe helps the CEO to serve as a bridge between management and the Board of Directors, ensuring that both groups act with a common purpose. We believe that the CEO’s presence on the Board of Directors enhances his ability to provide insight and direction on important strategic initiatives to both management and the independent directors and, at the same time, ensures that the appropriate level of independent oversight is applied to all decisions by the Board of Directors.
Role of Board of Directors in Risk Oversight
It is management’s responsibility to assess and manage the various risks the Company faces and the Board of Directors’ responsibility to oversee management in this effort. In exercising its oversight, the Board of Directors has delegated primary responsibility for risk assessment and risk management oversight to the Audit Committee. Under its Charter, the Audit Committee’s responsibilities include discussing with management the Company’s policies with respect to risk assessment and risk management and the Company’s material financial risk exposures and the actions management has taken to limit, monitor or control such exposures, including with respect to (i) information security and data protection and GenAI, and (ii) climate related risks in the Company’s financial statements as and to the extent required by the applicable rules and regulations promulgated by the SEC or FASB.
The Audit Committee oversees risk and conducts reviews on a quarterly or as needed basis, including by working with management as well as with the Company's internal auditors and Independent Public Accountants. The Audit Committee receives quarterly reports from management on the Company’s enterprise risk management practices and risk mitigation efforts, including the Company’s risk assessment and risk management actions regarding information security and data privacy risks, as well as timely updates about any significant cybersecurity incidents, and those with lesser impact potential. Commencing in 2025, these quarterly reports from management to the Audit Committee cover the Company’s risk assessment and risk management actions regarding GenAI. The full Board of Directors is informed of such actions by the Audit Committee and also receives briefings from management on our cybersecurity risk management program. Members of the Board of Directors are kept abreast of cybersecurity developments through presentations by our Chief Financial Officer or external experts as part of their ongoing education on issues impacting public companies.

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Corporate Governance and Related Matters (continued)
Our cybersecurity risk management program includes a comprehensive cybersecurity incident response plan. The plan was developed with support from the Audit Committee and in consultation with key stakeholders across the Company to ensure it accurately reflects their respective roles and responsibilities. The incident response plan has been selectively disseminated throughout the organization to ensure appropriate coverage and to foster a cohesive and informed response to cybersecurity incidents.
We also periodically engage an independent third party to conduct a comprehensive cybersecurity assessment based on information security frameworks and guidelines such as the National Institute of Standards and Technology (NIST), Center for Information Security (CIS) and ISO27001. Management and the Audit Committee review the results of such assessments and engage with consultants, auditors, and other third parties to prevent, detect, mitigate, and remediate cybersecurity risks and incidents through various means. For the years ended December 31, 2024, 2023 and 2022 we did not experience any material incidents, nor incurred any expenses for penalties or settlements related to any information security breaches.
As part of their oversight responsibilities over enterprise risk management and risk mitigation, the Board of Directors and the Audit Committee have continued to assess evolving areas of risk, with a particular focus on the use of generative artificial intelligence (GenAI) and information technology systems or software that may incorporate GenAI capacities into Getty’s business. We have adopted certain changes to our Business Conduct Guidelines and our Employee Handbook to provide guiding principles in an effort to facilitate the responsible use of GenAI technology by our employees, officers and directors as it relates to our business and operations. The full Board of Directors and the Audit Committee receive quarterly updates through the Company’s enterprise risk management report, as discussed above, and may receive additional updates from time to time on notable AI developments and regulatory considerations through presentations by our Chief Financial Officer or external experts as part of their ongoing education on issues impacting public companies.
For additional information regarding the Audit Committee’s role in assisting the Board of Directors in its oversight of risk assessment and risk mitigation, including with respect to information security and data protection, see the “Report of the Audit Committee—Oversight Responsibilities—Enterprise Risk Management” and “—Information Security and Data Protection” sections on pages 60 and 61 of this Proxy Statement.
The Audit Committee’s Charter was amended in February 2025 to provide that the Audit Committee’s oversight responsibilities for risk assessment and risk management expressly includes responsibility for GenAI. The Audit Committee also oversees the Company’s legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and the independent auditors, and the Company’s compliance programs, including the Company’s Business Conduct Guidelines, and Complaint and Investigation Procedures. Our full Board of Directors regularly reviews the Company’s strategic plans and objectives, including the risks that may affect the achievement of these strategic plans and objectives.
Independence of Directors
The Board of Directors has determined that Mses. Malanoski and Infurna, and Messrs. Cooper, Coviello and Safenowitz, are “independent” as defined in the listing standards of the NYSE. In making these determinations, the Board of Directors considered all relevant facts and circumstances, including the independence standards set forth in Section 303A.02 of the rules of the NYSE. The Board of Directors affirmatively determined that none of the directors, or any of their respective family members, other than Mr. Constant, has had any relationship with Getty (either directly or as a partner, stockholder or officer of an organization that has a relationship with Getty), other than as a stockholder and director of Getty. Accordingly, the Board of Directors has affirmatively determined that each of the directors, other than Mr. Constant, is “independent.”
It has been and will continue to be the practice of the Board of Directors to meet at least quarterly each year and have the Chairman of the Board of Directors chair such meetings. Additionally, it has been the practice of the independent directors to meet in executive session at least quarterly each year. Mr. Safenowitz chaired executive sessions of the Company’s independent Directors in his capacity as the Company’s Lead Independent Director between February 2010 and March 2021 and has continued to do so as an independent Director since his appointment to the position of Chairman of the Board in April 2021.

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Corporate Governance and Related Matters (continued)
Directors’ Meetings
During the year ended December 31, 2024, the Board of Directors held five (5) meetings and took action by unanimous written consent three (3) times. Each of the directors nominated for election at the Annual Meeting attended all of the 2024 meetings of the Board of Directors, and all of the 2024 meetings of Committees of the Board of Directors on which such director served at the time such meeting was held. Each of the directors nominated for election at the Annual Meeting also attended the annual meeting of stockholders in April 2024.
The Board of Directors encourages all of its director nominees for election or reelection at its annual meetings to attend such annual meeting.
Committees
The Board of Directors has an Audit Committee, a Nominating/Corporate Governance Committee and a Compensation Committee, the membership and functions of which are described below.
Audit Committee
The Audit Committee met four (4) times in 2024. The Audit Committee for the year ended December 31, 2024, consisted of Mr. Coviello (Chairman) and Mses. Infurna and Malanoski. The Audit Committee selects the independent registered public accounting firm that audits the consolidated financial statements of Getty and its subsidiaries, discusses the scope and the results of the audit with our independent registered public accounting firm, and monitors Getty’s financial accounting and reporting practices. The Audit Committee also examines and discusses the adequacy of Getty’s internal control over financial reporting with the independent registered public accounting firm, our internal auditors, and with management. The Board of Directors has designated the Audit Committee to take the lead in overseeing our risk assessment and risk management, including with respect to information security and data protection and climate related risks in the Company’s financial statements as and to the extent required by the applicable rules and regulations promulgated by the SEC or FASB. The Board of Directors has also designated the Audit Committee to oversee compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and the independent auditors, and the Company’s compliance programs, including the Company’s Business Conduct Guidelines, and Complaint and Investigation Procedures. In addition to regular meetings, at least one Audit Committee member (historically, the Chairman) meets telephonically with management and Getty’s independent auditors to review the Company’s quarterly reports and other reports, as appropriate, prior to their full presentation to the Audit Committee and subsequent filing with the SEC. The Audit Committee met with management and Getty’s independent auditors to review the Company’s audited financial statements for the year ended December 31, 2024 and recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for such year. During such meeting, neither management nor PricewaterhouseCoopers LLP identified any material weaknesses in the Company’s internal control over financial reporting. See “Role of Board of Directors in Risk Oversight” on page 25 of this Proxy Statement and the “Report of the Audit Committee—Oversight Responsibilities—Enterprise Risk Management” on page 60 of this Proxy Statement for a discussion of the Audit Committee’s role in risk assessment and risk management oversight. Additionally, the Audit Committee reviews and discusses with management management’s specific disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Please also see the “Report of the Audit Committee” included at page 60 in this Proxy Statement.
The Board of Directors determined that for the year ended December 31, 2024, each member of the Audit Committee (a) was (1) “independent” and (2) “financially literate” as such terms are defined in the listing standards of the NYSE and (b) met the independence tests set forth in Section 301 of the Sarbanes-Oxley Act of 2002 and regulations promulgated thereunder by the SEC and the criteria applicable to members of the Audit Committee under NYSE rules. The Board of Directors also determined that for the year ended December 31, 2024, Mses. Infurna and Malanoski and Mr. Coviello each qualified as an “audit committee financial expert” under the relevant rules of the SEC, and that each of Ms. Malanoski, Mr. Coviello and Ms. Infurna have the requisite accounting/ financial management expertise required by the listing standards of the NYSE.
The Charter of the Audit Committee provides that members of the Audit Committee may not be members of the audit committee of more than two other public companies unless such other memberships have been disclosed to the Board of Directors and the Board of Directors has determined that such simultaneous service does not impair the ability of such member to serve effectively on the Audit Committee. None of the Audit Committee members served on the audit committee of more than two other public companies during 2024.

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Corporate Governance and Related Matters (continued)
The Audit Committee’s Charter provides that the Audit Committee’s long-standing practice of overseeing the Company’s policies and procedures related to risk assessment and risk management expressly includes responsibility for GenAI, in addition to its then existing risk oversight responsibilities with respect to information security and data protection and climate related risks in the Company’s financial statements as and to the extent required by the applicable rules and regulations promulgated by the SEC or FASB. For additional information regarding the Audit Committee’s role in assisting the Board of Directors in its oversight of risk assessment and risk mitigation, including with respect to climate-related risks, information security and data protection and GenAI, see the “Report of the Audit Committee—Oversight Responsibilities—Enterprise Risk Management” and “—Information Security and Data Protection” sections on pages 60-61 of this Proxy Statement.
Nominating/Corporate Governance Committee
The Nominating/Corporate Governance Committee met two (2) times in 2024. The Nominating/Corporate Governance Committee for the year ended December 31, 2024 consisted of Ms. Malanoski (Chair), Mr. Coviello and Ms. Infurna. The Nominating/Corporate Governance Committee recommends nominees for election to the Board of Directors and reviews the role, composition and structure of the Board of Directors and its committees. As part of this review, the Committee evaluates (i) whether to have a Lead Independent Director, (ii) the responsibilities of the positions of Chairman of the Board and Lead Independent Director, and (iii) the qualifications for those positions, including whether the position of Chairman of the Board of Directors should be held by the Chief Executive Officer, an independent director, or a non-independent director other than the Chief Executive Officer. The Nominating/Corporate Governance Committee also recommends candidates to the Board of Directors for election as officers.
Responsibility for Director Nominations
For a discussion of the specific experience, qualifications, attributes or skills of the nominees for election to the Board of Directors, see the “Nominees for Election at the Annual Meeting” and “Experience and Qualifications Represented on our Board of Directors” sections beginning on pages 19 and 23, respectively, of this Proxy Statement.
The Director Qualification Standards section of the Company’s Corporate Governance Guidelines affirms the importance of a Board composed of individuals with a broad range of expertise, backgrounds and perspectives. It states that a wide range of experience, thought, and professional background is a key consideration in evaluating director candidates, and that the Nominating/Corporate Governance Committee is responsible for assessing the appropriate balance of skills, experience, insights, and attributes required of our Board members and will actively seek to enhance the Board’s composition through a selection process that prioritizes well-rounded and qualified candidates. The Nominating/Corporate Governance Committee does not assign specific weight to any particular criteria; the goal is to identify nominees that, considered as a group, will possess the skills and characteristics required of the Board of Directors to fulfill its responsibilities. Consistent with these guiding principles, the Nominating/ Corporate Governance Committee again recommended that the Board of Directors nominate for continued service as directors all six of our current directors, based upon their respective (i) personal and professional integrity, ethics and values, (ii) educational and professional background, (iii) experience in corporate management and/or experience as a board member, (iv) experience in the real estate industry and/or other relevant industry experience, (v) high level of financial literacy (including all six of our current director nominees having been determined by the Board of Directors to be “financially literate,” as such term is defined in the listing standards of the NYSE), and (vi) ability to contribute to a breadth of perspectives and inclusive discussions, considering factors including but not limited to professional background, industry expertise, leadership experience, capital markets, corporate finance, and/or real estate transaction experience, and other elements that enhance the Board’s collective insight and decision-making. Moreover, the Nominating/Corporate Governance Committee again recommended that the Board of Directors nominate for continued service as directors five out of six of our current directors for their “independence,” as defined by the NYSE listing standards. In addition, while our Board of Directors may elect to reevaluate the size of the Board of Directors, if the Board of Directors elects to fill any vacancy on the Board of Directors the Nominating/Corporate Governance Committee is committed to prioritizing for nomination a qualified director candidate who is “independent” as defined in the listing standards of the NYSE and who enhances the Board’s collective perspectives through a combination of relevant experience, professional expertise, and collaborative leadership. The Nominating/Corporate Governance Committee reserves the right to recommend and nominate additional members to the Board of Directors from time to time.

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Corporate Governance and Related Matters (continued)
The Company’s Corporate Governance Guidelines do not include mandatory retirement ages or term limits applicable to directors. The Nominating/Corporate Governance Committee annually reviews the performance and qualifications of each current director and considers the results of such evaluation when determining whether or not to recommend the nomination of such director for an additional term. In addition, although the Nominating/Corporate Governance Committee considers length of service when recommending candidates for re-election, the Board of Directors does not believe that adopting a set term limit for directors serves the interests of the Company. Such limits may result in the loss of contributions from directors who have been able to develop, over a period of time, increasing insight into the Company, its operations and its strategic direction. The Nominating/Corporate Governance Committee reviews these policies as part of its annual governance review and will consider modifications to these policies as it deems necessary or appropriate and in the best interests of the Company and its stockholders.
The Board of Directors has determined that each member of the Nominating/Corporate Governance Committee is “independent” as such term is defined in the listing standards of the NYSE. The Nominating/Corporate Governance Committee Charter includes policies with regard to stockholder recommendations of nominees to the Board of Directors.
Stockholders wishing to recommend candidates for election to the Board of Directors must supply information in writing regarding the candidate to Mr. Joshua Dicker, Executive Vice President, General Counsel and Secretary of the Company, at the Company’s executive offices. This information should include the candidate’s name, biographical data and an analysis of the candidate based on the director candidate criteria described below. The recommendation must also include all information relating to the proposed director nominee that would be required to be disclosed in a solicitation of proxies for election of directors in an election contest under applicable securities law. Stockholders wishing to nominate a candidate must comply with the advance notice requirements in our Bylaws. Please refer to our Bylaws for more specific information. Our Bylaws, as amended and restated, were publicly filed with the SEC on January 31, 2024. In addition to satisfying the requirements of our Bylaws, in order to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required in and meets the advance notice requirements of Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additional information regarding any proposed nominees may be requested by the Nominating/Corporate Governance Committee.
Pursuant to the Nominating/Corporate Governance Committee Charter and/or the Company’s Corporate Governance Guidelines, each nominee must possess fundamental qualities of intelligence, honesty, good judgment, and high standards of ethics, integrity, fairness and responsibility. The Nominating/Corporate Governance Committee may also consider the following criteria (with these criteria considered as a whole, with no single factor given specific weight) in addition to other criteria the Committee deems appropriate, including the specific needs of the Board of Directors at the time:
■	personal and professional integrity, ethics, and values;
■	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
■	the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors (if applicable);
■	ability to make independent analytical inquiries, general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;
■	experience in our industry and with relevant social policy concerns;
■	understanding of our business on a technical level;
■	educational and professional background and/or academic experience in an area of our operations;
■	experience as a board member of another publicly held company;
■	practical and mature business judgment, including the ability to make independent analytical inquiries;
■	“independence,” as defined by the NYSE listing standards;
■	financial literacy;

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Corporate Governance and Related Matters (continued)
■	standing in the community;
■	diversity of perspective, experience and demographics; and
■	ability to complement the Board of Directors’ existing strengths.
In reviewing prospective nominees, the Nominating/Corporate Governance Committee also reviews the number of public company boards on which a director nominee serves to determine if the nominee will have the ability to devote adequate time to the work of the Board of Directors and its committees. The Company’s Corporate Governance Guidelines and the Company’s Audit Committee Charter provide that members of the Audit Committee may not be members of the audit committee of more than two other public companies unless such other memberships have been disclosed to the Board of Directors and the Board of Directors has determined that such simultaneous service does not impair the ability of such member to effectively serve on the Company’s Audit Committee. In addition, the Company’s Corporate Governance Guidelines provide that non-management directors may not serve on more than four other boards of public companies (excluding the Company’s Board of Directors) and that management directors may not serve on more than two boards of public companies (including the Company’s Board of Directors).
On the basis of the information gathered in this process, the Nominating/Corporate Governance Committee will determine which nominees to recommend for election to the Board of Directors. Recommendations and related information received prior to any Nominating/Corporate Governance Committee meeting where director nominees are to be considered will be considered at that meeting. The Nominating/Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the source of the recommendation. This process includes, among other things, personal interviews, discussions with professional references, background checks, credit checks and resume verification.
The Nominating/Corporate Governance Committee has not received any recommendation for a director nominee for the Annual Meeting from any stockholder or group of stockholders.
Role in Oversight of Sustainability Reporting and Policies and Procedures
The Nominating/Corporate Governance Committee’s Charter codifies the Committee’s role in overseeing the Company’s sustainability reporting and its policies and procedures with respect to its sustainability and corporate responsibility activities. In February 2025, the Nominating/Corporate Governance Committee’s Charter was amended to further describe the ESG oversight responsibilities of the Nominating/Corporate Governance Committee in working with management to review and discuss the Company’s sustainability initiatives and practices and the Company’s progress toward achieving those practices. The Nominating/Corporate Governance Committee also reviews and assesses the Company’s annual Corporate Responsibility Report prior to its publication, the latest which has been published in June 2024. For additional information regarding the Company’s sustainability and corporate social responsibility activities, see the “Corporate Responsibility—Environmental Practices, Social Responsibility and Governance” section on page 32 of this Proxy Statement.
Compensation Committee
The Compensation Committee met two (2) times in 2024. The Compensation Committee for the year ended December 31, 2024, consisted of Messrs. Cooper (Chairman) and Coviello, and Ms. Infurna. The Compensation Committee is responsible for developing and, with the approval of the Board of Directors, implementing the compensation plans, policies and programs of the Company and producing an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations. It is the Compensation Committee’s responsibility to ensure that compensation programs are designed to encourage high performance and promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders. The Board of Directors has determined that each member of the Compensation Committee is “independent” as such term is defined in the listing standards of the NYSE.
The Compensation Committee also administers the Supplemental Retirement Plan for Executives of Getty Realty Corp. and Participating Subsidiaries (the “Supplemental Retirement Plan”) and the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan (the “2004 Plan”). The Compensation Committee also reviews, approves and recommends to the Board of Directors for its approval, the compensation of the directors and each of the NEOs.

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Corporate Governance and Related Matters (continued)
The Compensation Committee’s Charter provides that the Committee may delegate any or all of its responsibilities, except that the Committee may not delegate its responsibilities with respect to:
■	its annual review and recommendation to the Board for approval of compensation for NEOs;
■	its approval, evaluation and recommendation to the Board of all non-management director compensation;
■	its management and annual review of, and responsibilities with respect to incentive compensation, and equity-based compensation; or
■	any other matters that involve executive officer compensation.
The compensation of Getty’s NEOs is recommended by the CEO to the Compensation Committee. The CEO reviews the performance of each NEO (other than his own) with the Compensation Committee. The Compensation Committee considers the CEO’s recommendations and also evaluates the CEO’s individual performance and establishes the compensation for each NEO, including the CEO. The CEO does not play any role in the Compensation Committee’s deliberation of matters impacting his own compensation. No executive officer other than the CEO plays a role in recommending the amount or form of executive compensation. For additional information regarding the Compensation Committee’s policies and practices pertaining to NEO compensation, see the “Compensation Discussion and Analysis” section on page 40 of this Proxy Statement.
The Compensation Committee’s Charter sets out its duties with respect to compensation for directors, executives, and employees. To address the SEC’s new disclosure requirements for equity grants under Item 402(x) of Regulation S-K, in February 2025, the Compensation Committee’s Charter was amended to specify the Compensation Committee’s role in reviewing and assessing, from time to time as it deems appropriate, the adequacy of any equity award grant date policies and recommending such policies and changes to such policies to the Board for approval. The Compensation Committee Charter further provides the Compensation Committee the authority to adopt or modify clawback, anti-hedging, and anti-pledging policies to be recommended to the Board of Directors. Please also see the “Clawback Policy” included at page 46 in this Proxy Statement.
Contacting the Board of Directors
Stockholders and other interested parties who wish to communicate with the Board of Directors may do so by sending written communications to the Board of Directors at the following address: Board of Directors, Getty Realty Corp., 292 Madison Avenue, 9th Floor, New York, New York 10017-6376. Stockholders and other interested parties who wish to direct their communications to only the independent (non-management) directors of Getty may do so by sending written communications to the following address: Independent Directors, c/o Getty Realty Corp., 292 Madison Avenue, 9th Floor, New York, New York 10017-6376. Concerns relating to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee.
Executive Officers
The Company’s executive officers are as follows:
■
Mr. Christopher J. Constant, age 46, President and Chief Executive Officer since January 2016. Mr. Constant joined the Company in November 2010 as Director of Planning and Corporate Development and was later promoted to Treasurer in May 2012, Vice President in May 2013 and Chief Financial Officer in December 2013. Prior to joining Getty, Mr. Constant was a Vice President in the corporate finance department of Morgan Joseph & Co. Inc. and began his career in the corporate finance department at ING Barings. Mr. Constant earned an A.B. from Princeton University.

■
Mr. Joshua Dicker, age 64, Executive Vice President, General Counsel and Secretary of Getty (Executive Vice President since February 2017, Senior Vice President since May 2012, Vice President since February 2009, General Counsel and Secretary since February 2008). Mr. Dicker joined Getty in February 2008. Prior to joining Getty, he was a partner in the law firm Arent Fox LLP, resident in its New York City office, specializing in corporate and transactional matters. Mr. Dicker earned a B.A. from the State University of New York at Albany, a JD magna cum laude from New York Law School and an LL.M. from New York University School of Law.

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Corporate Governance and Related Matters (continued)
■
Mr. Brian R. Dickman, age 49, Executive Vice President, Chief Financial Officer and Treasurer. Mr. Dickman assumed each of these roles when he joined the Company in December 2020. Prior to joining the Company, Mr. Dickman served as Executive Vice President and Chief Financial Officer of Seritage Growth Properties, as Chief Financial Officer and Secretary of Agree Realty and as a real estate investment banker covering public REITs and other real estate companies beginning at Lehman Brothers in 2005. He began his career in corporate finance at Intel Corporation in 1998. Mr. Dickman earned an MBA from the University of Michigan, Stephen M. Ross School of Business, and a B.A. from the University of Michigan.

■
Mr. Mark J. Olear, age 60, Executive Vice President since May 2014 and Chief Operating Officer since May 2015 (Chief Investment Officer since May 2014). Prior to joining Getty, Mr. Olear held various positions of increasing responsibility over his 30-year career in real estate acquisitions, development and construction, most notably as Senior Director - Real Estate with Home Depot and Senior Vice President Real Estate with TD Bank. Mr. Olear is also a member of the Board of Trustees for Springpoint Senior Living. Mr. Olear earned a B.A. in Business Administration from Upsala College.

There are no family relationships between any of the Company’s directors or executive officers.
Corporate Responsibility–Environmental Practices, Social Responsibility and Governance
We are committed to good corporate citizenship and business practices that serve all of our stakeholders. We recognize the importance of ESG issues and incorporate ESG considerations into our business practices and decision-making processes. We believe the growth and sustainability of our business depends on a broad array of factors, including a continuing focus on investments in our people, ethics and integrity, and support of our environmental programs.
In June 2024, we published our 2024 Corporate Responsibility Report, which gave us an opportunity to discuss our ongoing approach to corporate responsibility and the emphasis we place on our people, our planet, and our business practices.
Notable ESG initiatives conducted in 2023 and into 2024 included:
■
TCFD Alignment – Alignment of our ESG efforts with the Task Force on Climate-related Financial Disclosures (“TCFD”) framework including creating a TCFD matrix to identify how we identify, assess, and manage climate-related risks.

■
Climate Risk Assessment – Conducting a comprehensive assessment using the FEMA NRI to identify the present-day physical risk profile of our properties, and evaluating future transition risks associated with our properties.

■	Scope 3 Energy Emissions Evaluation – Estimating each of our properties’ Scope 3 GHG emissions (electricity and natural gas usage) using the CBECS model.
■
Annual Tenant Outreach Survey – Conducting an annual Tenant Outreach Survey seeking our tenants’ feedback regarding sustainability measures and initiatives implemented or that may be implemented at our properties, in order to identify potential ESG opportunities.

■
Getty Gives Campaign – Continuing our Getty Gives campaign and pro bono legal program to provide our employees with a formal program to support causes meaningful to them and the communities in which we live and work, including corporate donations to charitable organizations selected by our employees, company matching for employee charitable donations, legal services to advance the public interest, and additional paid time off for employee volunteer opportunities.

■	Culture Committee – Enhancing our culture and fostering employee engagement through sponsoring regularly scheduled group events.
Our initiatives for 2024 and into 2025 include:
■
Re-assessing our properties using our climate risk assessment and Scope 3 energy emissions evaluations processes to account for recent acquisitions and divestments and aligning those efforts with the TCFD framework.

■
Incorporating a climate-related risk index component into our acquisition environmental due diligence underwriting process to ensure we understand and account for potential future climate-related risks prior to acquiring a property.

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Corporate Governance and Related Matters (continued)
■
Continuing to engage with our tenants to understand their expectations for measuring and evaluating Scope 3 GHG emissions to improve our understanding of the impact of Scope 3 GHG emissions at our properties.

■
Assessing the feedback received through our Tenant Outreach Survey to identify potential ESG opportunities, including sustainability measures and initiatives currently implemented or that may be implemented at our properties.

■
Enhancing engagement and collaboration with our tenants to address energy efficiency and carbon reduction opportunities, including the use of our Getty Green Loans program which offers low cost loans to our tenants for qualified environmental and sustainability projects.

■	Adopting a Human Rights Policy outlining our commitment to respecting and protecting human rights within our business environment.
■
Continuing our Getty Gives campaign, pro bono legal program, Culture Committee initiatives and programs, professional development program, environmental compliance and liability management program, and our corporate headquarters sustainability initiatives.

■
Continuously reviewing our current ESG polices, programs, and processes to identify operational and reporting gaps, and where appropriate, set directional priorities that align with our business strategy and stakeholder expectations.

Environmental Stewardship
We own assets subject to long-term, triple-net leases that generally require our tenants to maintain the properties they occupy, including the environmental impact of their operations and any sustainability initiatives they choose to implement during the term of their tenancy. We take appropriate measures, including enforcement, when necessary, to assure that our tenants comply with these lease provisions for the benefit of the environment and the communities in which our properties are located.
We are committed to investing responsibly and managing the environmental risks throughout our business practices.
Environmental Due Diligence. Our acquisition due diligence process entails a comprehensive environmental review and analysis conducted by experts in convenience and automotive retail real estate. This process incorporates environmental site assessments (Phase I) to assess the environmental condition of the properties under consideration for investment. This examination includes identification of actual and potential release of hazardous substances, chemical or waste storage, and other environmental concerns or risks. Additionally, it involves evaluating whether the property and the operations thereon comply with environmental standards. As further guided by the results of our climate risk assessment, we evaluate the physical risk profile of a considered asset and plan to incorporate a climate-related risk index component into our environmental due diligence underwriting process to ensure we understand and account for potential future climate-related risks prior to acquiring a property. We will not acquire a property unless we are satisfied with the results of our environmental due diligence and, once closed, our leases require our tenants to comply with all environmental laws, rules and regulations.
Environmental Compliance. Our asset management and environmental teams continuously monitor our properties for potential contamination, exposure to natural disasters and other environmental risks, including:
■
Requiring comprehensive environmental provisions in our leases that require our tenants to comply with applicable environmental laws and remediate or take other corrective action should any environmental issues arise;

■
Maintaining comprehensive pollution insurance coverage for our properties with higher environmental risk exposure, thus ensuring that should an unforeseen environmental issue arise there is supportive financial resources available to conduct safe and timely remediation;

■
Preparing for natural disasters by carrying appropriate insurance coverage for our properties that we believe is adequate given the relative risk of loss, insurance coverages provided by our tenants and industry best practices; and

■	If applicable, requiring the seller to provide for remediation of environmental impacts in compliance with applicable laws prior to acquiring the property.

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Corporate Governance and Related Matters (continued)
Sustainability at Our Properties. We support and encourage our tenants’ sustainability initiatives and implemented our Getty Green Loans program to make low-cost loans available to our tenants for the express purpose of investing in environmental and sustainability projects. As a net lease landlord, we trust our tenants to identify the investments they deem appropriate to successfully operate their business at properties we own. With Getty Green Loans, we hope to reinforce our commitment as a business partner, while providing additional incentive to prioritize green projects as they continue to enhance their operations and our properties.
Sustainability Reporting and Policies and Procedures. The Nominating/Corporate Governance Committee’s Charter codifies the Committee’s role overseeing the Company’s sustainability reporting and its policies and procedures with respect to its sustainability and corporate social responsibility activities. Our continued focus and ongoing commitment to improve our ESG practices are described in our annual Corporate Responsibility Report, the latest which was published in June 2024. Additionally, we review and provide updated disclosures regarding our ESG programs on our website and in our quarterly corporate profile.
We maintain an ongoing partnership with an outside EHS&S consulting firm to conduct our annual Tenant Outreach Survey seeking our tenants’ feedback regarding sustainability measures and initiatives which have been or may be implemented at our properties, as well as gather information regarding our tenants’ current ESG policies and practices. While we are in the process of evaluating the results of this past year’s survey, we are pleased to see that many of our tenants continue to adopt energy efficiency measures at our properties including the installation or planned installation of electric vehicle (“EV”) charging stations at more than 45 of our properties. The results of the Tenant Outreach Survey will continue to assist us in identifying potential ESG opportunities that support our business and our tenants’ businesses. We expect to provide additional information regarding our Tenant Outreach Survey in our 2025 Corporate Responsibility Report.
In 2024 and into 2025, we worked with our EHS&S consulting firm to conduct a climate risk assessment of our portfolio to identify the present-day physical risk profile of our properties and to evaluate future transition risk associated with our properties. All of our properties as of December 31, 2024 were evaluated using the Federal Emergency Management Agency (“FEMA”) National Risk Index to help illustrate locations most at risk for select natural hazards. We expect to provide additional information regarding our climate risk assessment in our 2025 Corporate Responsibility Report.
In 2024 and into 2025, we worked with our EHS&S consulting firm to undertake an evaluation of our estimated Scope 3 GHG emissions (as they relate to electricity usage and natural gas usage) at our properties. As we do not have control of the operations at our properties and thus cannot access actual utility data, we estimated emissions using the industry standard CBECS model which uses a property’s location, building use, building square footage, and established conversion factors to estimate annual electricity and natural gas usage/emissions for each property. We expect to provide additional information regarding our Scope 3 GHG emissions evaluation in our 2025 Corporate Responsibility Report.
Sustainability at Our Corporate Headquarters
We emphasize sustainability at our corporate headquarters, including:
■	Energy-efficient computer equipment, filtered water machines to promote water conservation and eliminate single-use plastics, and timed or sensor-controlled HVAC and lighting systems.
■
Our office policies include various recycling programs (such as aluminum, paper, and plastic), no plastic cups, dishware, or utensils, and a commitment to reduce paper use and use recycled paper where possible.

■
Our commuter benefits program encourages the use of public transportation or ride sharing and our headquarters boasts a Walk Score® rating of 99, a Transit Score® rating of 100, and a Bike Score® ranking of 82, making it a highly walkable, transit-friendly, and bike-accessible location, leading to reduced use of single occupancy vehicles in commuting by our employees.

■	We track our energy use at our leased office space and report any use changes year over year in our annual Corporate Responsibility Report.

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Corporate Governance and Related Matters (continued)
Human Capital Development
We believe that our people are the foundation of our success and are committed to providing a safe and healthy workplace that allows our employees to engage professionally and personally. We promote and fund professional development opportunities through in-person trainings, online learning resources, and external classes and seminars requested by our employees, as well as higher-education tuition reimbursement, if doing so will advance the work-related skills or professional development of our employees. Our Business Conduct Guidelines, our Employee Handbook and recently adopted Human Rights Policy govern our professional conduct and ethics with respect to our people, our partners, our health and safety, and our information technology security.
Our Getty Gives campaign is a formal program to support causes meaningful to our employees and the communities in which we live and work. Getty Gives includes corporate donations to charitable organizations selected by our employees, company matching for employee charitable donations, and additional paid time off for employee volunteer opportunities. Through Getty Gives, we participated in our second company-wide community service event with Rethink Food where we worked alongside the Rethink Food team to transform surplus food into meals for distribution to underserved communities. In addition, we made corporate donations to the Lawyers Alliance, a leading provider of legal services for charities and nonprofit organizations working to improve life in New York City, and to the Springpoint Foundation, a nonprofit organization dedicated to enriching the lives of seniors and providing services and opportunities to allow the over 4000 residents to stay connected, healthy and vibrant and to age with deserved dignity, and matched individual contributions made by our employees to more than 20 different charitable organizations serving a wide range of causes.
We also maintain our pro bono legal services program to advance the public interest by serving organizations in need and at the same time provide opportunities for personal philanthropic fulfillment to in-house members of our legal team. We consider in-house pro bono activity to be an important part of our commitment to philanthropic initiatives and we are committed to continuing efforts to help our communities through pro bono legal engagement.
Employee Compensation and Welfare Programs
We offer our employees a robust benefits package that includes:
■	Competitive base salaries, plus cash and equity incentive compensation opportunities;
■	Profit sharing and 401(k) plan with partial Company match;
■	Comprehensive medical, dental and vision insurance with substantially all premiums paid by the Company;
■	Company-funded healthcare reimbursement accounts and a pre-tax employee-funded flexible spending account;
■	Life, accidental death and dismemberment, and disability insurance with all premiums paid by the Company;
■	Company-funded commuter reimbursement accounts and a pre-tax employee-funded commuter benefits program;
■	Expansive paid time-off benefits and flexible work schedules;
■	Programs for paid parental leave and adoption assistance reimbursement; and
■	Purposefully designed physical work environment with sit-stand desks, ergonomic chairs, healthy snack options, collaborative workspaces, and privacy booths.
Corporate Culture
Our Culture Committee works to enhance our culture and foster employee engagement through sponsoring company events and outings. The Culture Committee includes a cross departmental group of members who meet regularly to identify and schedule opportunities to gather, including lunch and learn sessions, in-office team-building challenges, holiday celebrations, museum visits, indoor and outdoor tourist attractions, a book club, and other activities. We believe our social engagement efforts provide an enjoyable and rewarding environment for our employees to engage professionally and personally and further enhance the employee experience.

GETTY REALTY 2025 Proxy Statement	35

Corporate Governance and Related Matters (continued)
Corporate Governance
We are dedicated to maintaining a high standard for corporate governance predicated on integrity, ethics, inclusivity, and transparency.
Board Independence. We value the independence of our directors, with approximately 83% of our directors (5 out of 6) qualifying as independent, including the Chairman of our Board and all members of the committees of our Board of Directors.
Board Composition. We are committed to fostering a Board of Directors with diverse perspectives, backgrounds, and experiences, with 33% of our directors being female and 16.7% of our directors self-identifying as a racial or ethnic minority. The Director Qualification Standards section of the Company’s Corporate Governance Guidelines affirms that a wide range of experience, thought, and professional background is one of the elements to be considered in evaluating director candidates, alongside the key skills and attributes necessary for effective Board service. The Nominating/Corporate Governance Committee will continue to assess the appropriate balance of skills and perspectives required of Board members and, as opportunities arise, will seek to enhance the Board’s composition by prioritizing a broad range of highly qualified candidates. For additional information regarding the evaluation of our director candidates and their specific experience and qualifications, see ‘Nominating/Corporate Governance Committee’ discussion on page 28 of this Proxy Statement and “Experience and Qualifications Represented on our Board of Directors” section on page 23 of this Proxy Statement.
Anti-Hedging and Anit-Pledging Policy. The Company prohibits hedging and pledging of Company stock by executive officers and directors.
Clawback Policy. In November 2023, the Board of Directors adopted a “clawback” policy to comply with Section 10D of the Exchange Act and changes to NYSE listing standards as mandated by the Dodd-Frank Act. For additional information, see “Clawback Policy” on page 46 of this Proxy Statement.
Insider Trading Policy. In January 2024, the Board of Directors amended the Company Securities Trading Policy (the “insider trading policy”) to, among other things, require pre-clearance of the adoption, amendment or termination of any Rule 10b5-1 trading plan by the Company’s insiders and to formalize the Company’s pre-clearance procedures for transactions in the Company’s securities by persons subject to the insider trading policy.
Human Rights Policy. In February 2025, the Board of Directors adopted a human rights policy confirming our commitment to respect human rights worldwide, which is informed by our core values as further elaborated in our Business Conduct Guidelines and our Employee Handbook that govern our professional conduct and ethics with respect to our people, our partners, our health and safety, and our information technology security and aligned with national and international principles of human rights.
Amended and Restated Bylaws. In January 2024, the Board of Directors amended and restated the Bylaws to reflect certain procedural requirements related to the SEC’s “universal proxy” rules. The Bylaws provide that, among other things, with respect to shareholder nominees to the Company’s Board, (i) no shareholder or associated person may solicit proxies in support of any nominee(s) unless such shareholder complies with Rule 14a-19 under the Exchange Act, in connection with the solicitation of such proxies, (ii) the scope of disclosures required by a proposing shareholder seeking to submit a director nomination have been clarified to require the background information regarding the proposed director nominee required to be included pursuant to Regulation 14A (or any successor provision) of the Exchange Act, along with disclosures regarding any other business to be proposed and the interests in the Company’s securities of the proposing shareholders, proposed nominees, and other persons associated with a shareholder’s solicitation of proxies, (iii) shareholders are not entitled to submit more nominees than the number of directors to be elected and may not submit substitute or replacement nominees after the nomination deadline described above, and (iv) certain other procedures, representations, and information requirements apply to shareholder nominations of directors. Additionally, the Bylaws clarify that annual shareholder meetings may be held virtually.
Stock Ownership Policy. In February 2025, the Board of Directors adopted a Stock Ownership Policy to formalize the Company’s existing approach to executive and director equity ownership, reinforcing our commitment to long-term equity alignment with stockholders’ interests. The policy establishes minimum ownership requirements for senior management and directors, recognizes vested RSUs toward ownership thresholds, and sets a compliance time frame consistent with industry practices.

36	GETTY REALTY 2025 Proxy Statement

Corporate Governance and Related Matters (continued)
Stockholder Ability to Amend Bylaws. In addition to the power of our Board of Directors to alter, repeal, amend or rescind any provision of the Bylaws and to make new Bylaws, under both our Charter and Bylaws, the Company’s stockholders have the power to alter, repeal, amend or rescind the Bylaws or to make new Bylaws by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote on the matter pursuant to a binding proposal timely submitted by a stockholder (or stockholder group) that satisfies the ownership and other eligibility requirements of Rule 14a-8 of the Exchange Act, for the periods and as of the dates specified in Rule 14a-8. For additional information regarding the evaluation of our director candidates and their specific experience and qualifications, see “Nominating/Corporate Governance Committee” discussion on page 28 of this Proxy Statement.
Opting out of the Maryland Unsolicited Takeover Act. Our Board of Directors adopted a resolution prohibiting the Company from electing to be subject to the provisions of Title 3, Subtitle 8 of the MGCL contained in Section 3-803 of the MGCL (relating to classification of the board), unless such election is first approved by the stockholders of the Company by the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors and filed Articles Supplementary memorializing the resolution with the SDAT. For additional information regarding the evaluation of our director candidates and their specific experience and qualifications, see “Nominating/ Corporate Governance Committee” discussion on page 28 of this Proxy Statement.
Other Governance Practices. Additionally, we hold annual elections for our entire Board of Directors, do not have a classified board of directors, have restrictions on over-boarding and have not adopted a poison pill.
We believe that sound corporate governance strengthens the accountability of our Board of Directors and management and promotes the long-term interest of stockholders. For a more detailed description of our governance policies and procedures, please see the discussions above in this “Corporate Governance and Related Matters” section at page 24 of this Proxy Statement.

GETTY REALTY 2025 Proxy Statement	37

Security Ownership of Certain Beneficial Owners And Management of Shares
The following table sets forth the beneficial ownership of Getty common stock as of February 26, 2025 of (i) each person who is a beneficial owner of more than 5% of the outstanding shares of Getty common stock, (ii) each director, (iii) the NEOs, and (iv) all directors and executive officers as a group. The number of shares column includes shares as to which voting power and/or investment power may be acquired within 60 days of February 26, 2025 (inclusive of vested Restricted Stock Units (“RSUs”) – see footnote 2 below).

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned	Approximate Percent of Class(2)
BlackRock, Inc.	9,005,878 (3)	16.37
The Vanguard Group	7,863,821 (4)	14.29
State Street Corp.	4,005,962 (5)	7.28
Kayne Anderson Rudnick Investment Management LLC	3,729,972 (6)	6.78
Howard B. Safenowitz, Director Includes shares attributable to: Safenowitz Family Corp. - 2,455,747(7)shares (4.46%)	2,774,697(8)	5.04
Milton Cooper, Director	1,410,037(9)	2.56
Philip E. Coviello, Director	100,652(10)	*
Evelyn León Infurna, Director	10,500(11)	*
Mary Lou Malanoski, Director	31,000(12)	*
Christopher J. Constant, Director, Chief Executive Officer and President	173,532(13)	*
Mark J. Olear, Executive Vice President, Chief Investment Officer and Chief Operating Officer	119,000(14)	*
Joshua Dicker, Executive Vice President, General Counsel and Secretary	121,611(15)	*
Brian R. Dickman, Executive Vice President, Chief Financial Officer and Treasurer	56,600(16)	*
Directors and executive officers as a group (10 persons)(17)	4,847,259	8.81

*	Total shares beneficially owned constitute less than one percent of the outstanding shares.
(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Getty Realty Corp., 292 Madison Avenue, 9th Floor, New York, NY 10017-6376.
(2)
The percentage is determined for each stockholder listed by dividing (A) the number of shares shown for such stockholder, by (B) the aggregate number of shares outstanding as of February 26, 2025, plus shares subject to RSUs granted under our 2004 Plan that are vested as of February 26, 2025. No additional RSUs will vest for any individual stockholder named above within 60 days of February 26, 2025. Pursuant to the terms of the RSU award agreements in effect from and after 2009, settlement of vested RSUs is deferred until the earlier of the tenth anniversary of the grant date (or the tenth anniversary of the first vesting date, for RSUs granted in 2016-2018) or termination of service. Settlement of RSUs granted prior to 2009 is deferred until termination of service pursuant to the terms of the award agreements in effect prior to 2009.

(3)
The information is derived from a Schedule 13F filed by BlackRock, Inc. on February 2, 2025. BlackRock, Inc. had sole voting authority with respect to 8,848,042 shares and no voting authority with respect to 157,836 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(4)
The information is derived from a Schedule 13F filed by The Vanguard Group on February 11, 2025. The Vanguard Group had shared voting power with respect to 66,981 shares and no voting authority with respect to 7,796,840 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(5)
The information is derived from a Schedule 13F filed by State Street Corp. on February 14, 2025. State Street Corporation had sole voting authority with respect to 3,531,124 shares, shared voting power with respect to 7,709 shares and no voting authority with respect to 467,129 shares. The address of State Street Corp. is State Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02114-2016.

(6)
The information is derived from a Schedule 13F filed by Kayne Anderson Rudnick Investment Management LLC on February 13, 2025 and February 21, 2025. Kayne Anderson Rudnick Investment Management LLC had sole voting authority with respect to 2,182,455 shares, shared voting power with respect to 894,480 shares and no voting authority with respect to 653,037 shares. The address of Kayne Anderson Rudnick Investment Management LLC is 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067.

(7)
Includes 1,848,092 shares held by Safenowitz Partners, LP, 517,857 shares held by Safenowitz Family Partnership, LP, and 89,798 shares held by Safenowitz Investment Partners. Safenowitz Family Corp. is the general partner of each of Safenowitz Partners, LP, Safenowitz Family Partnership, LP and Safenowitz Investment Partners. Mr. Safenowitz is the president of Safenowitz Family Corp.

(8)
Includes 2,455,747 shares attributable to Safenowitz Family Corp. (see footnote 7 above). Also includes 11,586 shares held by Mr. Safenowitz’s wife, as to which Mr. Safenowitz disclaims beneficial ownership, 16,516 shares beneficially owned by The Marilyn Safenowitz Irrevocable Trust u/a/d 4/13/00, of which Mr. Safenowitz is the trustee, and 102,674 shares, reflecting Mr. Safenowitz's proportionate beneficial interest in shares held by CLS General Partnership Corp., of which he is a stockholder. Also includes 46,500 vested RSUs.

(9)
Includes 77,354 shares held by Mr. Cooper’s wife as to which he disclaims beneficial ownership, 134,053 shares, reflecting Mr. Cooper’s proportionate beneficial interest in shares held by CLS General Partnership Corp., of which he is a stockholder, and 1,096,053 shares beneficially owned by the Milton Cooper 2013 Revocable Trust u/a/d, of which Mr. Cooper is the sole trustee. Also includes 46,500 vested RSUs.

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Security Ownership of Certain Beneficial Owners And Management of Shares (continued)
(10)	Includes 46,500 vested RSUs, and 942 shares in a testamentary trust formed under Mr. Coviello’s father’s will for the benefit of Mr. Coviello and his children, of which he is a co-trustee.
(11)	Includes 10,500 vested RSUs.
(12)	Includes 31,000 vested RSUs.
(13)	Includes 172,400 vested RSUs.
(14)	Includes 118,800 vested RSUs.
(15)	Includes 121,300 vested RSUs.
(16)	Includes 56,500 vested RSUs.
(17)	Includes our Chief Accounting Officer who is an executive officer and reporting person for purposes of Section 16(a) of the Exchange Act as of February 26, 2025.

GETTY REALTY 2025 Proxy Statement	39

Executive Compensation
Compensation Discussion and Analysis
The Compensation Committee is responsible for setting and administering the compensation policies and practices for the executive officers of the Company. The Company’s executive compensation program consists primarily of the following elements: base salary, cash incentive compensation, equity compensation and retirement plans. We do not utilize compensation policies or practices that create risks which are reasonably likely to have a material adverse effect on the Company.
This “Compensation Discussion and Analysis” section describes generally the compensation policies and practices that the Company applies to our Chief Executive Officer (“CEO”), Christopher J. Constant, Chief Operating Officer and Chief Investment Officer, Mark J. Olear, our Chief Financial Officer (“CFO”), Brian R. Dickman, and our General Counsel, Joshua Dicker (each of the foregoing, a NEO). For additional details about our NEOs for 2024, see “Executive Officers” at page 31 of this Proxy Statement and “Summary Compensation Table” at page 48 of this Proxy Statement.
2024 Company Performance Highlights
The following presents a summary of certain financial and operational highlights achieved by the Company in 2024 which, among other factors, were considered by the Compensation Committee in reaching its determinations regarding the performance and compensation of our NEOs. (See our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024, for additional details regarding each of these highlights.)
■
Financial Performance. 2024 was a highly productive year for the Company, as we successfully executed on our growth and diversification strategies. The Company delivered on our key financial objectives and maintained our positive earnings trajectory, as measured by adjusted funds from operations (“AFFO”), which we believe provides the most useful measure of our core operating performance. For the year ended December 31, 2024, the Company reported net earnings of $71.1 million, or $1.25 per diluted share, as compared to net earnings of $60.2 million, or $1.15 per diluted share, in the prior year; funds from operations (“FFO”) of $124.0 million, or $2.21 per diluted share, as compared to FFO of $106.1 million, or $2.06 per diluted share, in the prior year; and AFFO of $130.8 million, or $2.34 per diluted share, as compared to AFFO of $115.8 million, or $2.25 per diluted share, in the prior year.[1] The Company also increased its dividend by 4.4% to an annualized rate of $1.88 per share, making 2024 the tenth consecutive year that the Company’s Board of Directors significantly increased the Company’s recurring cash dividend. For the year ended December 31, 2024, the Company declared $102.0 million of dividends, or $1.82 per share, as compared to $91.3 million of dividends, or $1.74 per share, in the prior year, representing an increase of approximately 4.6% on a per share basis.

■
Investment Activity. During the year ended December 31, 2024, the Company invested $209.0 million in convenience and automotive retail properties, including the acquisition of 31 express tunnel car washes, 19 automotive service centers, 17 convenience stores, and four drive-thru quick service restaurants. As a result of this investment activity, the Company added eight new tenants, expanded our relationships with several existing tenants and entered or increased exposure to a number of high-growth metropolitan areas.

■
Redevelopment Program. In 2024, the Company continued to execute on our redevelopment program, which seeks to unlock embedded value within our existing net lease portfolio by taking certain undervalued legacy gasoline and repair station properties and redeveloping them into either a new convenience store or an alternative single-tenant net-lease retail use. In 2024, we completed a redevelopment project on one of our properties by completing the construction of a new fast casual restaurant. Our current redevelopment program pipeline includes four projects with estimated completions scheduled during 2025 through 2027.

[1]
AFFO and FFO are non-GAAP measures. For a description of how Getty calculates AFFO and FFO and for a reconciliation of these non-GAAP measures to the nearest comparable GAAP measure, see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Annual Report on our Form 10-K for the year ended December 31, 2024.

40	GETTY REALTY 2025 Proxy Statement

Executive Compensation (continued)
■	Asset Management. The Company continued its portfolio management and optimization objectives during the year, including by:
■
Extending multiple unitary leases and increasing the weighted average remaining lease term (WALT) of the Company’s portfolio to 10.2 years as of December 31, 2024, as compared to 8.9 years as of December 31, 2023;

■	Selling 31 properties (generating $13.1 million of gross proceeds);
■	Concluding 2024 with effectively full portfolio occupancy of 99.7%;
■	Achieving virtually 100% rent collection for our occupied portfolio; and
■	Reducing the Company’s reported environmental liability by $1.4 million during 2024.
■	Capital Market Activities. The Company was active in the capital markets in 2024, raising more than $289.8 million of new debt and equity capital, including by:
■	Conducting an underwritten public offering to sell 4.0 million shares of common stock on a forward basis, realizing gross proceeds of $121.2 million;
■
Entering into forward sale agreements to sell an aggregate of 1.4 million shares of common stock under the Company’s at-the-market equity offering program (“ATM Program”) for anticipated gross proceeds of approximately $43.6 million; and

■
Closing the private placement of $125.0 million of new senior unsecured notes, including (i) $50.0 million of notes priced at a fixed rate of 5.52% and maturing September 12, 2029 and (ii) $75.0 million of notes priced at a fixed rate of 5.70% and maturing February 22, 2032.

Getty’s Compensation Program
Getty’s compensation program for executive officers is designed to effectively manage the Company’s aggregate annual compensation expense while providing executive officers with a competitive total compensation package intended to encourage and motivate their high performance, promote their accountability, and retain them. Getty’s compensation policies are also designed to promote increased stockholder value by aligning the financial interests of Getty’s executive officers with those of its stockholders. The Compensation Committee believes that its current policies, plans and programs are appropriate for these purposes.
Getty’s executive compensation program involves a combination of annual cash compensation, discretionary incentive compensation (cash incentive awards and equity incentive awards such as RSUs with dividend equivalents), retirement and other plans, and perquisites and other benefits. Although the Compensation Committee has not adopted any formal policies for allocating compensation among these compensation components, in conducting its review and rendering its determinations, the Compensation Committee evaluates whether each NEO is provided with a total compensation opportunity that achieves the key objectives of the compensation program while maintaining an appropriate cost and risk management structure.
Base salary levels for NEOs are, in combination with other compensation components, considered by the Compensation Committee to be sufficient to achieve the objectives of Getty’s compensation program. The total compensation for each NEO, including discretionary annual cash incentive awards and RSU grants (and dividend equivalents paid with respect to such RSUs), is in an aggregate amount which the Compensation Committee considers sufficient to retain the NEO and to align their interests with those of Getty’s stockholders.
In making executive compensation determinations, the Compensation Committee has also considered the results of the non-binding, advisory stockholder votes on the Company’s executive compensation program. Our stockholders have approved the Company’s executive compensation program each year since the advisory vote was first sought, most recently approving it by 95.76% of votes cast on the say-on-pay proposal in our 2024 Proxy Statement. The Compensation Committee was mindful of our stockholders’ endorsement of the Compensation Committee’s decisions and policies and has maintained its general approach to executive compensation for decisions made to date. The Compensation Committee will continue to consider the results from this year’s and future advisory stockholder votes regarding the executive compensation program.

GETTY REALTY 2025 Proxy Statement	41

Executive Compensation (continued)
Total compensation determinations by the Compensation Committee for each NEO are influenced in part by the particular responsibilities of the applicable executive position with additional consideration given to such NEO’s individual performance. Our CEO reviews the performance of each NEO (other than himself) and provides compensation recommendations to the Compensation Committee with respect to base salary amounts, cash bonuses and grants of equity-based awards under the 2004 Plan, consisting of RSUs (including dividend equivalents with respect to such RSUs).
The Compensation Committee reviews and deliberates upon the CEO’s recommendations, evaluates the CEO’s and each of the NEO’s individual performances, and establishes the compensation for each NEO. The CEO does not play any role in the Compensation Committee’s deliberation on matters impacting his own compensation. Although the Compensation Committee takes the CEO’s recommendations under advisement, it independently evaluates the compensation recommendations for each NEO and in all instances exercises its discretion in making final compensation decisions in accordance with its authority and formal responsibilities set forth in the Charter of the Compensation Committee. The Compensation Committee has direct knowledge of the performance of each of the NEOs through regular and special reports provided by these executives to the Board of Directors and Board Committees and through other interactions with these executives related to the Company’s operations and performance. In reaching the executive compensation decisions described below, the Compensation Committee recognized the individual contributions that each of Messrs. Constant, Olear, Dickman, and Dicker made towards the Company’s operational and financial achievements highlighted above, while also recognizing each of their individual efforts, including the following notable accomplishments for each NEO:

NEO	2024 Individual Performance Highlights
Mr. Christopher J. Constant President and Chief Executive Officer
■
Led diversification across our target convenience and automotive sectors, which resulted in the Company’s $209.0 million of investments being spread across the convenience store, express tunnel car wash, automotive service and drive thru quick service restaurant sectors;

■ Achieved increased value for stockholders by growing the Company’s AFFO per share by approximately 4.0%;
■ Delivered on increased returns to stockholders by growing the Company’s annual dividend rate by 4.6% on a per share basis to an annual rate of $1.88 share;

■
Demonstrated strong leadership across the entire organization by providing strategic direction, which impacted our investment program and capital markets activities, and driving changes to optimize our personnel and organizational structure;

■ Promoted the Company’s vision and performance through consistent investor outreach, including more than 90 equity investor meetings, a 50% increase over the prior year; and

■
Developed mentorship program for new senior managers to provide guidance on managing and leading employees, to ensure consistency with respect to our public messaging, and to increase the Company’s ability to develop, engage and retain talented employees.

Mr. Mark J. Olear Executive Vice President, Chief Investment Officer and Chief Operating Officer	■ Led sourcing and underwriting of more than $5.5 billion in potential transactions, prioritizing asset class diversity;

■
Led the Company’s investment in 2024 of $209.0 million, advancing the Company’s strategic commitment to portfolio diversification by asset class and geographic reach; including reducing our concentration in the convenience and gas vertical to a record low;

■ Led the Company’s redevelopment program, including by overseeing the redevelopment of a legacy gasoline and repair station into a new fast casual restaurant and signing four new leases;
■ Successfully managed the Company’s disposition program by selling 31 properties and generating proceeds of approximately $13.1 million; and
■ Oversaw a significant reduction in the Company’s reported environmental liability.

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Executive Compensation (continued)

NEO	2024 Individual Performance Highlights
Brian R. Dickman Executive Vice President, CFO and Treasurer
■
Raised approximately $290 million of new equity and debt capital to fund investment activity, including through the Company’s follow-on offering anchored by two key institutional investors, selective equity issuance under the Company’s ATM Program, and a $125 million private placement of notes;

■
Maintained the Company’s investment grade rating and strong credit profile, including leverage within the Company’s target range, ample liquidity, and sustained capacity under the Company’s revolving credit facility;

■ Led the execution of a firmwide information technology roadmap to deliver an integrated technology platform designed to generate process efficiencies and enhance analytical capabilities;
■ Drove investor and research analyst engagement through non-deal roadshows and investor conferences, including more than 90 investor meetings, as well as recurring business update calls; and

■
Provided leadership and active management across the Company’s accounting, corporate finance, information technology, investor relations, and capital markets functions to drive process improvements and other enhancements.

Mr. Joshua Dicker Executive Vice President, General Counsel and Secretary	■ Led the Company’s legal compliance and regulatory affairs programs, achieving broad success with effective management of risk;
■ Provided leadership in structuring, negotiating and documenting the Company’s investment transactions;
■ Effectively managed the Company’s litigation portfolio and legal budgets, including the establishment of legal reserves and advancing or resolving significant litigation matters;

■
Provided effective corporate governance oversight and advice to the Company’s Board of Directors and Committees, including corporate secretary functions, SEC and NYSE compliance and disclosure management, and successfully evaluating and implementing new governance policies to align with industry best practices;

■ Enhanced the Company’s insurance and risk management programs, including by securing best-in-class pricing through strict loss management and proactive oversight; and

■
Directed policies regarding lease compliance, tenant and landlord communications, lease and deed modifications, waivers, defaults, violations, enforcement actions, evictions, settlements, subordinations, and mortgage enforcement.

The compensation of the CEO is discussed with input from Board Members to ensure that the decision-making process is well-informed with final deliberation and approval solely by the Compensation Committee.
The Compensation Committee may periodically engage outside professional firms to assist in understanding compensation levels and programs in the broader marketplace and to provide advice on executive compensation. In 2024, the Compensation Committee did not engage the services of a compensation consultant and did not benchmark compensation elements against a peer group. Rather, the Compensation Committee considered relative market compensation levels as one factor in determining the total annual compensation amount for each NEO. The Compensation Committee considered numerous other factors in making pay decisions, including individual and Company performance, the scope of each individual’s responsibility and length of time in the role.

GETTY REALTY 2025 Proxy Statement	43

Executive Compensation (continued)
The primary elements of compensation for our NEOs are the following:
■	Base salary;
■	Incentive compensation (discretionary annual cash incentive awards and equity incentive awards like RSUs with dividend equivalents);
■	Retirement and other plans; and
■	Perquisites and other benefits.
Base Salary
The Compensation Committee examines whether each NEO’s base salary is competitive and appropriate in view of such person’s role, level of responsibility, experience and value to the Company, and relative to achieving the overall goals of the compensation program for all NEOs. The Compensation Committee reviews base salaries annually and in the event an executive officer’s position or responsibilities change or if the Compensation Committee believes it is otherwise necessary or appropriate to do so. An NEO’s salary is not automatically increased on an annual basis, and an NEO’s salary will not be increased if the Compensation Committee believes that a raise is not warranted by either individual or Company performance, or that other forms of compensation are more appropriate to advance compensation program objectives.
Increases made to 2024 base salary are reflected in the Summary Compensation Table below. With respect to 2025 base salary, as part of the Compensation Committee’s process and in order to achieve the overall goals of Getty’s executive compensation program, the Compensation Committee determined to increase base salaries in 2025 for each NEO from those in effect in 2024 by approximately 2.7%.
Incentive Compensation
Annual Performance-Based Cash Bonus
The Compensation Committee believes that discretionary cash bonuses are useful on a case-by-case basis to motivate and reward executives for their contribution with respect to annual operating results and Company achievements that help create value for our stockholders. Cash bonuses for NEOs are not guaranteed but have been awarded at the discretion of the Compensation Committee. In deciding whether to award discretionary cash bonuses, the Compensation Committee makes its determinations as described above, based upon (i) recommendations from the Company’s CEO, (ii) its review with the CEO of the performance of each NEO (other than the CEO himself), (iii) its evaluation of the CEO’s individual performance, (iv) with respect to each NEO, its informed judgment, in view of the Company’s financial and operational performance, of such NEO’s responsibilities and efforts, such NEO’s contribution to the overall performance and success of the Company, and the complexity or difficulty of the objectives that have been achieved by such NEO, (v) the relative significance of a cash bonus award toward meeting the overall goals of Getty’s compensation program, and (vi) other relevant considerations. These factors are considered subjectively and no one factor is accorded any specific weight. In February 2025, the Compensation Committee approved discretionary cash bonuses. Specifically, Mr. Constant was paid a cash bonus of $540,000, Mr. Dickman was paid a cash bonus of $355,000, and Messrs. Olear and Dicker were each paid a cash bonus of $340,000.
Long-Term Equity Incentive Awards
The Company maintains the stockholder-approved 2004 Plan for officers, other valued employees of the Company and its subsidiaries, and members of the Board of Directors. The 2004 Plan allows for the grant of various types of stock-based awards to eligible individuals, other than stock options. The 2004 Plan is administered by the Compensation Committee, which has the power to determine eligibility, the types and sizes of awards, the price and timing of awards, terms of vesting, the acceleration or waiver of any vesting restriction and the timing and manner of settling vested awards.
Generally, to better align the interests of the Company’s NEOs with the interests of the Company’s stockholders and to promote performance that will have a positive long-term impact on total stockholder return, the Compensation Committee annually grants equity-based awards under the 2004 Plan to the Company’s NEOs, consisting of time-based RSUs (including dividend equivalents paid with respect to such RSUs). These RSU awards vest ratably over a five-year period commencing on the first anniversary of the grant date, subject to continued employment through each vesting date, and, with respect to all RSU awards granted from and after 2009, are settled in the discretion of the Compensation Committee in cash or in shares of

44	GETTY REALTY 2025 Proxy Statement

Executive Compensation (continued)
the Company’s common stock upon the earlier of ten years after the grant date (or ten years after the first vesting date for RSU awards granted in 2016 - 2018) or termination of employment. Settlement of RSUs granted prior to 2009 is deferred until termination of service, pursuant to the terms of the award agreements in effect prior to 2009. All award agreements also provide for vesting of unvested RSUs in the discretion of the Compensation Committee in the event of the “Retirement” (as defined in the award agreement) of the executive officer or other holder.
On a total company basis, when appropriate, the Compensation Committee also analyzes (i) the number of shares used by Getty during the year with respect to new equity awards (i.e., burn rates), (ii) the number of shares subject to outstanding equity awards relative to the total number of shares issued and outstanding (i.e., issued equity overhang), and (iii) the number of shares subject to outstanding equity awards and available for future grants relative to the total number of shares issued and outstanding (i.e., total equity overhang).
The Compensation Committee believes that analyzing these additional factors allows it to assess whether granting new awards to the NEOs is prudent based on the pool of shares Getty has available for grants to all of Getty’s employees and to take into consideration the impact on the dilution of stockholder interests and overhang.
The Compensation Committee’s determination in February 2025 to grant RSUs under the annual equity grant program to Messrs. Constant, Olear, Dickman and Dicker was in keeping with its annual practice of using RSUs as an important part of the total executive compensation program.
The Compensation Committee determines each year the appropriate size of RSU awards to grant to the NEOs in furtherance of Getty’s executive compensation philosophy and objectives by reviewing and considering numerous factors, including the following:
■	each NEO’s experience, skills, knowledge, responsibilities, and position with Getty;
■	the number and value of each NEO’s then unvested equity awards to evaluate the promotion of performance and retention objectives;
■	each NEO’s total compensation for the year;
■	each NEO’s personal performance in the year;
■	each NEO’s contribution to strategic objectives and business goals; and
■	each NEO’s contributions to the development of long-term value creation.
The Compensation Committee also believes the annual equity award program in conjunction with the Company's Stock Ownership Policy encourages executive retention by supporting long-term commitment through its five-year vesting schedule and ten-year settlement terms, while also reinforcing alignment with stockholders' interests through sustained equity ownership.
In February 2025, the Compensation Committee approved RSU grants to the NEOs in accordance with its annual equity grant program based on each NEO’s role and responsibilities and such NEO’s individual performance during 2024, and in furtherance of the overall goals of Getty’s executive compensation program as well as other factors as described above. Such 2025 grants were made in the following amounts: 60,000 RSUs to Mr. Constant, 32,500 to Mr. Dickman and 31,750 RSUs to each of Messrs. Olear and Dicker. RSU grants made to NEOs during 2024 are reflected in the “2024 Grants of Plan- Based Awards” table below. All such RSU grants include related dividend equivalents.
Retirement Plans
Getty sponsors a retirement and profit sharing plan with 401(k) deferred savings plan provisions (the “Retirement Plan”) for employees, including our NEOs, meeting certain service requirements. Each year, the Compensation Committee determines the size of the annual discretionary profit-sharing contribution to the Retirement Plan for such year. The contribution is expressed as a percentage which is then applied to the sum of (i) the employee’s compensation (as defined in the Retirement Plan) up to the maximum allowed under Internal Revenue Service regulations, and (ii) the excess of that amount over the social security taxable wage base. For 2024, the Compensation Committee elected to contribute 1% of that sum for each eligible employee. This percentage is consistent with prior years. Under the terms of the Retirement Plan, the Company matches 50% of each participating employee’s elective contribution to the Retirement Plan, but in no event more than 3% of

GETTY REALTY 2025 Proxy Statement	45

Executive Compensation (continued)
the employee’s compensation. The annual discretionary profit-sharing contribution made by the Company to an employee’s Retirement Plan account, plus earnings thereon, vests in accordance with a six-year vesting schedule from the employee’s date of hire, and are paid upon retirement, death, disability, or termination of employment, as described more fully in the Retirement Plan.
Getty also maintains a Supplemental Retirement Plan for NEOs and other senior management employees, as further described below under the table titled “Nonqualified Deferred Compensation.”
Anti-Hedging and Anti-Pledging Policy
In February 2019, the Company implemented an Anti-Hedging and Anti-Pledging Policy (the “Policy”) that prohibits employees (including our executive officers) and directors from (i) engaging in any hedging transactions, which are short sales (including short sales “against the box”), or transactions in puts, calls or other derivative securities involving the Company’s securities, in each case, on an exchange or in any other organized market, and (ii) holding Company securities in a margin account or pledging Company securities as collateral for a loan. All employees and directors are in full compliance with the Policy.
Stock Ownership Policy
The Board has long viewed RSU awards as a means of creating an equity stake in the Company by linking executive compensation to long-term stock performance. These awards vest over five years and settle after ten years, reinforcing executives’ long-term commitment. The extended settlement period further strengthens alignment between each NEO’s personal financial interests and the long-term interests of stockholders by fostering the accumulation and potential long-term holding of Company equity.
In February 2025, the Board of Directors adopted a Stock Ownership Policy to codify its long-standing philosophy and practice. The policy establishes minimum ownership requirements for senior management and directors, recognizes vested RSUs toward ownership thresholds, and sets a compliance time frame consistent with industry standards. The Stock Ownership Policy provides for the following to occur within five years of a named executive officer or non-employee director first becoming subject to the policy:
■	Our Chief Executive Officer is required to own Company equity, which may include vested restricted stock units, valued at a minimum of five times annual base salary;
■	Our NEOs are required to own Company equity, which may include vested restricted stock units, valued at a minimum of three times annual base salary; and
■
Non-employee directors are required to own Company equity, which may include vested restricted stock units, valued at a minimum of five times the cash portion of their annual director compensation (excluding any annual cash retainer for committee membership or chairmanship).

As of December 31, 2024, all of our directors and the above-referenced executive officers were either in compliance with our Stock Ownership Policy or within the transition period and making progress to be compliant within the period specified by the policy.
Clawback Policy
In November 2023, the Board of Directors adopted a “clawback” policy. This policy was adopted to comply with Section 10D of the Exchange Act and the NYSE listing standards adopted in 2023 as mandated by the Dodd-Frank Act. Under the policy, which applies to the Company’s current Section 16 officers, the Company must recover erroneously awarded incentive-based compensation. Recovery is triggered by accounting restatements that correct errors that are material to previously issued financial statements (“Big R” restatements), as well as restatements that correct errors that are not material to previously issued financial statements but would result in a material misstatement if (a) the errors were left uncorrected in the current report or (b) the error correction was recognized in the current period (“little r” restatements).

46	GETTY REALTY 2025 Proxy Statement

Executive Compensation (continued)
Insider Trading Policy
In January 2024, the Board of Directors amended the insider trading policy to, among other things, more closely align with the SEC’s amendments to Rule 10b5-1 promulgated under the Exchange Act. This policy requires pre-clearance of the adoption, amendment or termination of any Rule 10b5-1 trading plan by the Company’s insiders and to formalize the Company’s pre-clearance procedures for transactions in the Company’s securities by persons subject to the policy. In connection with the amendments to the policy, the Audit Committee reviewed and approved in February 2024 conforming changes to the provisions of the Business Conduct Guidelines, in the section captioned “Securities Laws Compliance – Trading” to clarify that the provisions apply to the same persons encompassed under the amended policy.
Compensation Policies and Practices as Related to Risk Management
The Compensation Committee and our management do not believe that the Company maintains compensation policies or practices that are reasonably likely to have a material adverse effect on the Company. Our employees’ base salaries are fixed in amount and thus we do not believe that they encourage excessive risk-taking. A significant portion of the compensation provided to our employees is in the form of long-term equity-based incentives that we believe are important to help align our employees’ interests with those of our stockholders. We do not believe that these equity-based incentives encourage unnecessary or excessive risk taking because their ultimate value is tied to our stock price.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management as required by Item 402(b) of Regulation S-K, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Compensation Committee:
Milton Cooper (Chairman)
Philip E. Coviello
Evelyn León Infurna

GETTY REALTY 2025 Proxy Statement	47

Executive Compensation (continued)
Summary Compensation Table
The following table sets forth information about the compensation of the CEO and each of the other NEOs for services in all capacities to Getty and its subsidiaries during the periods indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(2)	Total Compensation
Christopher J. Constant President and Chief Executive Officer	2024	621,923	540,000	1,381,244	0	0	0	78,072	2,621,239
	2023	589,904	516,500	1,615,000	0	0	0	75,072	2,796,476
	2022	559,135	485,000	1,095,200	0	0	0	71,322	2,210,657
Mark J. Olear Executive Vice President, Chief Investment Officer and Chief Operating Officer	2024	497,539	340,000	797,144	0	0	0	61,272	1,695,955
	2023	474,615	328,600	952,000	0	0	0	58,872	1,814,087
	2022	457,308	310,000	698,190	0	0	0	56,872	1,522,370
Brian R. Dickman Executive Vice President Chief Financial Officer and Treasurer	2024	461,260	355,000	797,144	0	0	0	56,817	1,670,221
	2023	439,615	340,800	952,000	0	0	0	54,592	1,787,007
	2022	422,308	320,000	698,190	0	0	0	52,592	1,493,090
Joshua Dicker Executive Vice President, General Counsel and Secretary	2024	461,260	340,000	797,144	0	0	0	57,597	1,656,001
	2023	439,615	328,600	952,000	0	0	0	55,372	1,775,587
	2022	422,308	310,000	698,190	0	0	0	53,372	1,483,870

(1)
Stock awards are in the form of restricted stock units (RSUs), other than with respect to 20 fully vested shares of our common stock granted to each NEO in connection with our holiday employee grant program. The amount reflected is the aggregate grant date fair value of the RSUs and awards of common stock, computed in accordance with FASB ASC Topic 718. The value of future dividends is assumed to be reflected in the closing per share price of the common stock, and, consequently, in the fair value of each award. Therefore, the dividend equivalents paid on RSUs are not shown separately in this table. The Company pays dividend equivalents on RSUs only to the extent dividends are declared on shares of its common stock.

(2)
All Other Compensation includes (a) profit sharing and Company matching contributions under the Retirement Plan, (b) contributions under the Supplemental Retirement Plan, (c) life insurance premiums, and (d) perquisites and other personal benefits received by the NEOs that exceeded $10,000 in the aggregate for the year, which consist of automobile allowances. See “All Other Compensation” table, below.

48	GETTY REALTY 2025 Proxy Statement

Executive Compensation (continued)
All Other Compensation
The following table sets forth information about amounts included in the All Other Compensation column of the Summary Compensation Table.

Name	Year	Profit Sharing Contribution ($)	Company Match Under 401(k) Provisions ($)	Supplemental Retirement Plan ($)	Life Insurance(1) ($)	Perquisites and Other Personal Benefits(2) ($)	Total All Other Compensation ($)
Christopher J. Constant	2024	5,214	10,350	47,436	1,872	13,200	78,072
	2023	4,998	9,900	45,102	1,872	13,200	75,072
	2022	4,630	9,150	42,470	1,872	13,200	71,322
Mark J. Olear	2024	5,214	10,350	34,836	1,872	9,000	61,272
	2023	4,998	9,900	33,102	1,872	9,000	58,872
	2022	4,630	9,150	32,220	1,872	9,000	56,872
Brian R. Dickman	2024	5,214	10,350	31,161	1,872	9,000	56,817
	2023	4,998	9,900	29,602	1,092	9,000	54,592
	2022	4,630	9,150	28,720	1,092	9,000	52,592
Joshua Dicker	2024	5,214	10,350	31,161	1,872	9,000	57,597
	2023	4,998	9,900	29,602	1,872	9,000	55,372
	2022	4,630	9,150	28,720	1,872	9,000	53,372

(1)	All life insurance policy premiums relate to term life insurance policies.
(2)	Perquisites and Other Personal Benefits consist of an automobile allowance.
In response to Item 402(x)(1), we do not currently grant stock options, SARs, or similar option-like instruments to our NEOs or other employees or service providers. If in the future we anticipate granting stock options, SARs, or similar option-like instruments, we will establish a policy regarding how the Board of Directors determines when to grant such awards and how the Board of Directors or the Compensation Committee will take material nonpublic information into account when determining the timing and terms of such awards.

GETTY REALTY 2025 Proxy Statement	49

Executive Compensation (continued)
2024 Grants of Plan Based Awards
The following table presents information concerning grants of plan-based awards to each of the NEOs during the year ended December 31, 2024.

		Estimated Future Payouts Under Non Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Christopher J. Constant	3/1/24	0	0	0	0	0	0	52,000	0	1,380,600
	12/12/24	0	0	0	0	0	0	20	0	644
Mark J. Olear	3/1/24	0	0	0	0	0	0	30,000	0	796,500
	12/12/24	0	0	0	0	0	0	20	0	644
Brian R. Dickman	3/1/24	0	0	0	0	0	0	30,000	0	796,500
	12/12/24	0	0	0	0	0	0	20	0	644
Joshua Dicker	3/1/24	0	0	0	0	0	0	30,000	0	796,500
	12/12/24	0	0	0	0	0	0	20	0	644

(1)
Stock awards granted on March 1, 2024 are in the form of RSUs that vest ratably over a five-year period commencing on the first anniversary of the grant date, with accelerated vesting in the event of death or termination of service by the Company without cause. Stock awards granted on December 12, 2024 are in the form of fully vested shares of our common stock awarded pursuant to our holiday employee grant program.

(2)	Grant date fair value is computed in accordance with FASB ASC Topic 718.
The Company’s executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.”

50	GETTY REALTY 2025 Proxy Statement

Executive Compensation (continued)
2024 Outstanding Equity Awards at Year-End
The following table provides information as to outstanding RSUs held by each of the NEOs as of December 31, 2024. In accordance with the rules promulgated by the SEC, certain columns relating to information that is not applicable have been omitted from this table. The aggregate value of all outstanding equity in the table below is based on the closing price of Getty common stock on December 31, 2024, $30.13 per share.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Christopher J. Constant	3/1/24	52,000	1,566,760
	3/1/23	38,000	1,144,940
	3/1/22	24,000	723,120
	3/1/21	12,000	361,560
	3/2/20	5,000	150,650
Mark J. Olear	3/1/24	30,000	903,900
	3/1/23	22,400	674,912
	3/1/22	15,300	460,989
	3/1/21	8,700	262,131
	3/2/20	3,680	110,878
Brian R. Dickman	3/1/24	30,000	903,900
	3/1/23	22,400	674,912
	3/1/22	15,300	460,989
	3/1/21	6,000	180,780
	12/14/20	3,000	90,390
Joshua Dicker	3/1/24	30,000	903,900
	3/1/23	22,400	674,912
	3/1/22	15,300	460,989
	3/1/21	8,700	262,131
	3/2/20	3,680	110,878

(1)
Stock awards are in the form of RSUs that vest ratably over a five-year period commencing on the first anniversary of the grant date, with accelerated vesting in the event of death or termination of employment by the Company without cause.

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Executive Compensation (continued)
2024 Option Exercises and Stock Vested
The following Option Exercises and Stock Vested table provides additional information about the stock-based awards that vested during the year ended December 31, 2024. In accordance with the rules promulgated by the SEC, certain columns relating to information that is not applicable have been omitted from this table.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Christopher J. Constant	33,020	876,794
Mark J. Olear	22,050	585,541
Brian R. Dickman	16,720	460,559
Joshua Dicker	22,050	585,541

(1)	Reflects the sum of the number of RSUs that vested during 2024 and the number of fully vested shares of our common stock awarded in 2024 pursuant to our holiday employee grant program.
(2)
Reflects an amount equal to the sum of (i) the number of RSUs that vested in 2024 multiplied by the closing price of the underlying shares of Getty common stock on the applicable vesting date, and (ii) the number of fully vested shares of our common stock awarded in 2024 pursuant to our holiday employee grant program multiplied by the closing price of the underlying shares of Getty common stock on the applicable grant date. Settlement of vested RSUs is deferred pursuant to the terms of the RSU award agreement until the earlier of the tenth anniversary of the grant date (or the tenth anniversary of the first vesting date for RSUs granted in 2016-2018), or the NEO’s termination of service. Settlement of vested RSUs granted prior to 2009 is deferred until termination of service pursuant to the award agreements in effect prior to 2009. The Value Realized on Vesting for all NEOs is included as Registrant Contributions in the Nonqualified Deferred Compensation table, below.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings (Loss) in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
Christopher J. Constant
Supplemental Retirement Plan	0	45,102	77,713	0	609,275
Vested RSUs	0	876,150	41,100	0	4,248,330
Total	0	921,252	118,813	0	4,857,605
Mark J. Olear
Supplemental Retirement Plan	0	33,102	37,199	0	462,818
Vested RSUs	0	584,897	5,149	0	3,060,304
Total	0	617,999	42,348	0	3,523,122
Brian R. Dickman
Supplemental Retirement Plan	0	29,602	7,505	0	99,789
Vested RSUs	0	459,915	61,547	0	1,108,784
Total	0	489,517	69,052	0	1,208,573
Joshua Dicker
Supplemental Retirement Plan	0	29,602	51,318	0	541,799
Vested RSUs	0	584,897	(21,796)	0	3,135,629
Total	0	614,499	29,522	0	3,677,428

(1)
The amount reported for each executive in the column “Registrant Contributions in Last FY” for the Supplemental Retirement Plan represents the respective amount reported for each executive for the prior year, 2023, in the column “Supplemental Retirement Plan” in the All Other Compensation Table above, and the amount reported for Vested RSUs is equal to the Value Realized on Vesting reflected in the 2024 Option Exercises and Stock Vested table above.

(2)
For RSUs, the aggregate earnings (loss) reflect the change in value of the shares of Getty common stock subject to the RSUs calculated based on the change in the closing price from December 29, 2023 to December 31, 2024, for RSUs that vested prior to 2024, and the change in the closing price from the vesting date to December 31, 2024 for RSUs that vested in 2024. Settlement of vested RSUs is deferred pursuant to the terms of the RSU award agreement until the earlier of the tenth anniversary of the grant date (or the tenth anniversary of the first vesting date, for RSUs granted in 2016-2018), or the NEO’s termination of service. Settlement of vested RSUs granted prior to 2009 is deferred until termination of service pursuant to the award agreements in effect prior to 2009.

(3)
The Aggregate Balance includes the balances accumulated under the Supplemental Retirement Plan and the aggregate value of all vested RSUs for which settlement has been deferred based on the closing price of Getty common stock on December 31, 2024, $30.13 per share.

52	GETTY REALTY 2025 Proxy Statement

Executive Compensation (continued)
Getty maintains a Supplemental Retirement Plan for NEOs and other senior management employees. Under the Supplemental Retirement Plan, the Compensation Committee has sole discretion to select the eligible employees for whom contributions will be made in any given year. The Compensation Committee is not obligated to make contributions under the Supplemental Retirement Plan for any eligible employees in any year based solely on their participation in the Supplemental Retirement Plan in the prior year. Under the Supplemental Retirement Plan, which is not qualified for purposes of Section 401(a) of the Internal Revenue Code, a participating employee may receive in their trust account an amount equal to 10% of their compensation (as defined in the Supplemental Retirement Plan), reduced by the amount of any contributions allocated to the employee by the Company under the Retirement Plan. In 2024, the amounts contributed by the Company to the Supplemental Retirement Plan for our NEOs were calculated based upon the definition of eligible compensation in the Supplemental Retirement Plan. The amounts held in trust under the Supplemental Retirement Plan may be used to satisfy claims of general creditors in the event of Getty’s or any of its subsidiaries’ bankruptcy. An employee’s account vests in the same manner as under the Retirement Plan and is paid upon separation of service from the Company.
Potential Payments upon Termination or Change in Control
Each of the award agreements for outstanding RSUs granted to our employees, including our NEOs, contains a provision that causes the unvested RSUs to vest upon the NEO’s death or termination of the NEO’s employment without cause. The award agreements also provide for optional vesting of unvested RSUs in the event of the “Retirement” (as defined in the award agreement) of the subject employee, including our NEOs, if approved by the Compensation Committee in its discretion. In the event of a termination of employment without cause, the value of RSUs that would vest upon such termination would be as follows (as determined based on the closing price of Getty common stock on December 31, 2024, $30.13 per share): Mr. Constant – $3,947,030; Mr. Olear – $2,412,810; Mr. Dickman – $2,310,971; and Mr. Dicker – $2,412,810.
We do not provide any compensation or benefits to any of our NEOs solely on account of the occurrence of a change in control of the Company. The RSU award agreements do not provide for accelerated vesting upon the occurrence of a change in control.
2024 Compensation Disclosure Ratio of the Median Annual Total Compensation of All Company Employees to the Annual Total Compensation of the Company’s Chief Executive Officer
Mr. Christopher J. Constant, who serves as the Company’s President and Chief Executive Officer, had fiscal 2024 total compensation of $2,621,239, as reflected in the Summary Compensation Table included in this Proxy Statement. We estimate that the annual compensation for the median employee of the Company, excluding our Chief Executive Officer, was $179,960.59 for 2024. As a result, Mr. Constant’s 2024 annual compensation was approximately 14.56 times that of the median employee.
To determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
(1)
For 2024, we used a determination date of December 31, 2024. For 2024, our median employee was identified by calculating 2024 compensation for all employees, excluding our CEO, who were employed on December 31, 2024. All active employees were included, whether employed on a full-time or part-time basis. 2024 total compensation included base salary plus all variable compensation. Variable compensation was annualized for employees who were hired after the start of the 2024 fiscal year.

(2)
For purposes of reporting the ratio of annual total compensation of the Chief Executive Officer to the median employee, both the Chief Executive Officer and the median employee’s total compensation paid during the fiscal year ended December 31, 2024 were calculated consistent with the disclosure requirements of executive compensation under Item 402(c)(2)(x) of Regulation SK. The Company has not made any of the adjustments permissible by the SEC, nor have any material assumptions or estimates been made to identify the median employee or to determine annual total compensation. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio, as permitted by SEC rules.

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Executive Compensation (continued)
Director Compensation
The following text and table discuss the compensation paid to each of our non-employee directors for 2024:
For 2024, (i) all non-employee directors received an annual director fee of $40,000; (ii) Members of our Audit Committee received an annual fee of $12,500, except for the Chairman of the Audit Committee, who received an annual fee of $20,000; (iii) Members of our Compensation Committee received an annual fee of $5,000, except for the Chairman of the Compensation Committee, who received an annual fee of $7,500; and (iv) Members of our Nominating/Corporate Governance Committee received an annual fee of $5,000, except for the Chairman of the Nominating/Corporate Governance Committee, who received an annual fee of $7,500. All annual fees payable to directors are paid in four equal quarterly installments and prorated for partial years of service.
Non-employee directors are also reimbursed for travel and other expenses related to Company business.
Mr. Safenowitz received an annual fee of $125,000 (paid quarterly) for his services as Chairman of the Board, in addition to the quarterly installments of the annual director fee paid to all non-employee directors, as noted above. Mr. Constant is not separately compensated for his services on the Board of Directors; his compensation for services as an employee is discussed in the “Compensation Discussion and Analysis” section on page 40 of this Proxy Statement.
Generally, to better align the interests of our non-employee directors with the interests of the Company’s stockholders, the Compensation Committee grants equity-based awards under the 2004 Plan to the Company’s non-employee directors consisting of RSUs (including dividend equivalents paid with respect to such RSUs). RSU awards vest ratably over a five-year period commencing with the first anniversary of the grant date. RSUs granted before 2009 provide for settlement upon termination of service as a director and RSUs granted in 2009 and thereafter provide for settlement upon the earlier of the tenth anniversary of the grant date (or the tenth anniversary of the first vesting date, for RSUs granted in 2016-2018), or upon termination of service as a director. The award agreements also provide for optional vesting of a director’s RSUs in the event of the “Retirement” (as defined in the award agreement) of the subject non-employee director, if approved by the Compensation Committee in its discretion.
In March 2024, the Compensation Committee approved a grant of 7,000 RSUs to each of the non-employee directors. The Compensation Committee’s determination to award RSUs was in order to further align the interests of directors with the Company’s stockholders and also to provide additional value to directors for their contributions to the Company.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation ($)	Total ($)
Milton Cooper	47,500	185,850	—	—	—	—	233,350
Philip E. Coviello	70,000	185,850	—	—	—	—	255,850
Evelyn León Infurna	62,500	185,850	—	—	—	—	248,350
Mary Lou Malanoski	60,000	185,850	—	—	—	—	245,850
Howard B. Safenowitz	165,000	185,850	—	—	—	—	350,850
Total	$405,000	$929,250	—	—	—	—	$1,334,250

(1)
The Company granted 7,000 RSUs to each non-employee director in 2024, which is the same number granted to each non-employee director in 2023. The fair value of these RSUs was determined based on the closing market price of Getty’s stock on the date of grant without consideration of the five-year vesting period for the RSU award. The RSUs granted in 2024 provide for settlement upon the earlier of the tenth anniversary of the date of grant or the termination of service from the Board of Directors. At December 31, 2024, Messrs. Cooper, Coviello, and Safenowitz each had 44,500 vested and 21,000 unvested RSUs outstanding, of which, in each case, 7,000 RSUs vested during the year ended December 31, 2024. At December 31, 2024, Ms. Malanoski had 24,000 vested and 21,000 unvested RSUs outstanding, of which 7,000 RSUs vested during the year ended December 31, 2024. At December 31, 2024, Ms. Infurna had 5,600 vested and 18,900 unvested RSUs outstanding, of which 3,500 RSUs vested during the year ended December 31, 2024.

54	GETTY REALTY 2025 Proxy Statement

Executive Compensation (continued)
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation - Compensation Discussion and Analysis.” Fair value amounts below are computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. Total shareholder return has been calculated in a manner consistent with Item 402(v) of Regulation S-K.

					Value of Initial Fixed $100 Investment Based on:
Year(1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(5)	Total Shareholder Return ($)(6)	Peer Group Total Shareholder Return ($)(6)(7)	Net Income ($) (in thousands)(8)	AFFO ($) per share(9)
2024	$2,621,239	$3,018,429	$1,674,059	$1,915,170	$122.07	$123.10	$71,064	$2.34
2023	$2,796,476	$2,458,666	$1,792,227	$1,579,878	$111.13	$109.09	$60,151	$2.25
2022	$2,210,657	$2,599,157	$1,499,777	$1,757,274	$121.71	$101.64	$90,043	$2.14
2021	$1,917,849	$2,352,194	$1,331,808	$1,596,281	$108.99	$119.33	$62,860	$2.08
2020	$1,714,764	$1,501,844	$971,034	$532,456	$88.78	$90.53	$69,388	$1.94

(1)	In accordance with the SEC rules, five years of information is required under Item 402(v) of Regulation S-K.
(2)	For all years in question, our Principal Executive Officer (PEO) was the Company’s President and Chief Executive Officer, Christopher J. Constant.
(3)	The following table sets forth the adjustments made to arrive at compensation “actually paid” to our PEO during 2024, as shown in the Pay Versus Performance Table:

Adjustments to Determine Compensation “Actually Paid” for PEO	Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	Increase for Fair Value of Awards Granted during the year that Remain Unvested as of Year End	Increase for Fair Value of Awards Granted during the year that Vest during year	Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	Deduction of Fair Value of Awards Granted Prior to year that were Forfeited or Modified during year	Dollar Value of Dividends or other Earnings Paid on Stock Awards prior to Vesting Date not otherwise included in Total Compensation	Total Adjustments
2024	$(1,381,244)	$1,566,760	$644	$71,890	$(88,110)	$0	$227,250	$397,190

(4)
During 2024, 2023, 2022 and 2021, our remaining NEOs consisted of Mark J. Olear (Chief Operating Officer and Chief Investment Officer), Brian R. Dickman (Chief Financial Officer) . and Joshua Dicker (General Counsel). During 2020, our remaining NEOs were the same NEOs as 2021-2023 with the addition of Danion Fielding (former Chief Financial Officer) who resigned effective December 11, 2020. Mr. Dickman was appointed Chief Financial Officer effective December 14, 2020.

(5)	The following table sets forth the adjustments made to arrive at compensation “actually paid” to our Non-PEO NEOs during 2024, as shown in the Pay Versus Performance Table:

Adjustments to Determine Compensation “Actually Paid” for Non-PEO Named Executive Officers	Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	Increase for Fair Value of Awards Granted during the year that Remain Unvested as of Year End	Increase for Fair Value of Awards Granted during the year that Vest during year	Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	Deduction of Fair Value of Awards Granted Prior to year that were Forfeited or Modified during year	Dollar Value of Dividends or other Earnings Paid on Stock Awards prior to Vesting Date not otherwise included in Total Compensation	Total Adjustments
2024	$(797,144)	$903,900	$644	$44,548	$(48,566)	$0	$137,730	$241,112

(6)
Total shareholder return is calculated for each year based on a fixed investment of $100 from December 31, 2019, through the end of each applicable year in the table, assuming reinvestment of dividends.

(7)
Our peer group is the same peer group as reported in our Form 10-K pursuant to Item 201(e) of Regulation S-K: Agree Realty Corporation, EPR Properties, Essential Properties Realty Trust, Four Corners Properties Trust, NETSTREIT Corp (was not publicly traded in 2019), and One Liberty Properties. We have chosen these companies as our Peer Group because a substantial segment of each of their businesses is owning and leasing single tenant net lease retail properties.

(8)	Net income is reported as Net Earnings in the Company’s financial statements.
(9)	The Company selected Adjusted Funds from Operations (AFFO) as its Company-selected measure for the reasons set forth below.

GETTY REALTY 2025 Proxy Statement	55

Executive Compensation (continued)
List of Most Important Financial Performance Measures
The following table outlines what we believe to be our NEO’s key performance measures, in no particular order, given our status as a REIT. These key performance measures are further described in “2024 Company Performance Highlights” section on page 40 of this Proxy Statement.

KEY PERFORMANCE MEASURES
Adjusted Funds from Operations (AFFO) per share	Net Debt to EBITDA
Annual Base Rent	Portfolio Diversification

We believe Adjusted Funds from Operations (AFFO) per share to be the most significant measure in determining the compensation of our NEOs because we believe it best reflects the core operating performance of our portfolio. In addition, AFFO per share is generally considered by analysts and investors to be an appropriate supplemental non-GAAP measure of performance for REITs and has utility in comparing our core operating performance between periods and to the core operating performance of comparable real estate companies.
Pay Versus Performance Relationship Disclosures
The chart below illustrates the correlation between NEO compensation actually paid (CAP) and net income for 2020, 2021, 2022, 2023, and 2024.

*	Net income for the year ended December 31, 2022, included a credit of $22.2 million related to the removal of reserves for unknown environmental remediation obligations at certain properties.

56	GETTY REALTY 2025 Proxy Statement

Executive Compensation (continued)
The chart below illustrates the correlation between NEO compensation actually paid (CAP) and AFFO per share for 2020, 2021, 2022, 2023, and 2024.

The chart below provides a comparison between the Company total shareholder return against the total shareholder return of our peer group for 2020, 2021, 2022, 2023, and 2024.

GETTY REALTY 2025 Proxy Statement	57

Executive Compensation (continued)
Equity Compensation Plans
The following chart presents information regarding Getty’s equity compensation plans as of December 31, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this chart)
Equity Compensation Plans approved by stockholders:
The 2004 Plan	1,442,325(1)	$0.00	2,229,711(2)
Equity Compensation Plans not approved by stockholders	N/A	N/A	N/A
Total

(1)	Represents shares underlying outstanding vested and unvested RSUs that are settleable, in the discretion of the Compensation Committee, in cash or in shares of the Company’s common stock.
(2)	The 2004 Plan permits awards of restricted stock, RSUs, cash, stock or other equity-based awards.

58	GETTY REALTY 2025 Proxy Statement

Proposal No. 2
Advisory (Non-Binding) Vote On Named Executive Officer Compensation (Say-On-Pay)
(Item No. 2 on the Proxy Card)
Background
The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on NEO compensation, commonly referred to as a “Say-on-Pay” vote.
The Dodd-Frank Act also requires that a “say-on-frequency” vote be held at least every six years. The next “say-on-frequency” vote will be held at the 2029 annual meeting. At the 2023 annual meeting, the Company’s stockholders voted, on an advisory basis, to recommend that the future advisory votes on NEO compensation be held annually, which was consistent with the recommendation of the Board of Directors. Accordingly, we have held an advisory vote on NEO compensation at each annual meeting since the 2023 annual meeting.
The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to approve the advisory vote on NEO compensation. For purposes of the advisory vote to approve the NEO compensation, abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.
The advisory vote on NEO compensation is a non-binding vote on the compensation of our NEOs as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, starting on page 40 of this Proxy Statement. Please read the “Compensation Discussion and Analysis” section which provides a detailed discussion of our executive compensation program and compensation philosophy, including information about 2024 compensation of our NEOs. This advisory vote on NEO compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management.
The vote solicited by this Proposal No. 2 is advisory and therefore is not binding on the Company, our Board of Directors or our Compensation Committee. The outcome of the vote will not require the Company, our Board of Directors or our Compensation Committee to take any action and will not be construed as overruling any decision by the Company, our Board of Directors or our Compensation Committee. Furthermore, because this non-binding, advisory vote primarily relates to the compensation of our NEOs that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders, and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns. Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 2:
RESOLVED, that the stockholders of Getty Realty Corp. approve, on an advisory basis, the NEO compensation as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion included in this proxy statement.
Recommendation
The Board of Directors unanimously recommends a vote “FOR” approval of the foregoing resolution. Proxies will be so voted unless stockholders specify otherwise in their proxies.

GETTY REALTY 2025 Proxy Statement	59

Report of the Audit Committee
To Our Stockholders:
This report addresses our compliance with rules of the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange (the “NYSE”) designed to enhance audit committee effectiveness to improve public disclosure about the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies.
Oversight Responsibilities
The Audit Committee of the Board of Directors of Getty Realty Corp., a Maryland corporation (the “Company”), is responsible for providing objective oversight of the Company’s financial accounting and reporting functions, system of internal control and audit process. The Audit Committee also oversees:
■	the Company’s compliance with legal and regulatory requirements,
■	the independent auditors’ qualifications and independence,
■	the performance of the Company’s internal audit function and the independent auditors,
■	the Company’s compliance programs, including the Company’s Business Conduct Guidelines, and Complaint and Investigation Procedures, and
■
the Company’s policies and procedures related to risk assessment and risk management, including with respect to information security and data protection, GenAI and climate related risks in the Company’s financial statements as and to the extent required by the applicable rules and regulations promulgated by the SEC or FASB.

The Audit Committee operates under a written charter adopted by the Board of Directors that outlines its responsibilities and the procedures that it follows. A copy of the Audit Committee’s Charter is available on the Investor Relations section on the Company’s website located at www.gettyrealty.com and is available in print to any stockholder who requests it. The Audit Committee reviews and assesses the adequacy of its charter at least annually and, when appropriate, recommends to the Board of Directors changes to the charter to reflect the evolving role of the Audit Committee. As part of the foregoing process, in February 2025, the Audit Committee’s Charter was revised to clarify that the Audit Committee’s oversight responsibilities for risk assessment and risk management expressly includes responsibility for GenAI.
Internal Control and Financial Reporting Process
The Company’s management is responsible for the Company’s system of internal control and its financial reporting process. The independent registered public accountants, PricewaterhouseCoopers LLP, are responsible for performing an independent integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. The Audit Committee is responsible for the monitoring and oversight of these processes.
Enterprise Risk Management
The Audit Committee assists the Board of Directors in its oversight of the Company’s external and internal enterprise risks, which includes assessing such risks and the effectiveness of the Company’s risk mitigation efforts, as well as the Company’s policies and procedures relating to risk mitigation and risk control for the enterprise as a whole. The Audit Committee’s oversight function includes responsibility for evaluating the impact such risks and risk mitigation efforts have had or may have on the Company’s financial reporting process and financial reports. At each quarterly meeting, the Audit Committee receives a comprehensive enterprise risk management report from the Chief Executive Officer with respect to the Company’s enterprise risk management practices and risk mitigation efforts which includes a review of the developments in such risks or mitigation efforts from previous periods. The Audit Committee Chair reports to the full Board of Directors after each quarterly meeting on any material developments in these risks overseen by the Audit Committee and the full Board of Directors reviews these risks as they may impact the enterprise at large.

60	GETTY REALTY 2025 Proxy Statement

Report of the Audit Committee (continued)
Information Security and Data Protection
As part of the Audit Committee’s risk oversight function, at each quarterly meeting, the Audit Committee receives a report from its senior management, including its Chief Executive Officer, Chief Financial Officer or General Counsel, on the Company’s program, policies and procedures related to information security and data protection, including as they relate to financial reporting and controls and procedures with respect thereto. The Audit Committee Chair reports to the full Board of Directors after each quarterly meeting on any material developments overseen by the Audit Committee, including with respect to information security and data protection, and the full Board of Directors reviews these risks as they may impact the enterprise at large, including with respect to information security and data protection. In addition, the Audit Committee receives timely updates from management about any significant cybersecurity incidents, and those with lesser impact potential. In 2025, the Company’s enterprise risk management report to the Audit Committee and our Board began to include risk assessment and risk management actions relating to GenAI. The full Board of Directors is informed of such actions by the Audit Committee and also receives briefings from management on our cybersecurity risk management program. Members of the Board of Directors are kept abreast of cybersecurity developments through presentations by our Chief Financial Officer or external experts as part of their ongoing education on issues impacting public companies.
In connection with its cybersecurity risk management program, the Company has a comprehensive cybersecurity incident response plan. The plan was developed with support from the Audit Committee and in consultation with key stakeholders across the Company to ensure it accurately reflects their respective roles and responsibilities. The incident response plan has been selectively disseminated throughout the organization to ensure appropriate coverage and to foster a cohesive and informed response to cybersecurity incidents.
The Company utilizes a commercially available third-party hosted cloud network environment with commercially available systems, software, tools and monitoring to provide security to protect its information and data and alert it to potential information security breaches. The third party engaged by the Company to oversee and host its network was engaged, in part, because of its experience with information security and data protection and products designed to manage against information and data security breaches. The Company conducts mandatory annual cybersecurity training for employees and has information security and data privacy policies and procedures in place applicable to the Company’s directors, officers, and employees.
The Company previously engaged an independent third party to conduct a comprehensive cybersecurity assessment based on information security frameworks and guidelines such as the National Institute of Standards and Technology (NIST), Center for Information Security (CIS) and ISO27001. Management and the Audit Committee have reviewed the results of such assessment and have worked and continue to work with consultants, auditors, and other third parties to prevent, detect, mitigate, and remediate cybersecurity risks and incidents in response to the assessment results and through various other measures. For the years ended December 31, 2024, 2023 and 2022, the Company did not experience any material incidents, nor incurred any expenses for penalties or settlements related to any information security breaches.
Independence/Qualifications
The Audit Committee is composed entirely of non-employee directors. The Board of Directors determined that for the year ended December 31, 2024 each member of the Audit Committee, consisting of Mr. Coviello and Mses. Infurna and Malanoski, was “independent”, as such term is defined in the listing standards of the NYSE, as well as under the additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules and that each member who served on the Audit Committee for 2024 is “financially literate”, as such term is defined in the listing standards of the NYSE. The Board of Directors also determined that for the year ended December 31, 2024, each member of the Audit Committee qualified as an “audit committee financial expert” under the relevant rules of the SEC and each had the requisite accounting/financial management expertise required by the listing standards of the NYSE.
Sarbanes-Oxley Act Compliance
During the past year, the Audit Committee met regularly with management to assure that the Company’s internal control over financial reporting continued to meet applicable standards under the Sarbanes-Oxley Act and are compliant with the listing standards of the NYSE. The Company’s internal control over financial reporting was reviewed and tested by PricewaterhouseCoopers LLP, our independent auditors. Their report is included in our Annual Report on Form 10-K for the year ended December 31, 2024. At the Audit Committee meeting held on February 11, 2025, the Committee reviewed the

GETTY REALTY 2025 Proxy Statement	61

Report of the Audit Committee (continued)
Company’s internal control over financial reporting with management and PricewaterhouseCoopers LLP and determined that the Company is in compliance with the requirements applicable to it. During such meeting, neither management nor PricewaterhouseCoopers LLP identified any material weaknesses in the Company’s internal control over financial reporting.
Financial Statements
With regard to our audited financial statements, the Audit Committee has:
(1)	reviewed and discussed the audited financial statements with management and with PricewaterhouseCoopers LLP;
(2)	discussed with PricewaterhouseCoopers LLP those matters required to be discussed under PCAOB standards, including those required by Auditing Standard No. 1301 (Communications with Audit Committees);
(3)
(a) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and (b) discussed with PricewaterhouseCoopers LLP their independence; and

(4)
based upon the review and discussions set forth in paragraphs (1) through (3) above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC.

Prior to the filing with the SEC of each of the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2024, the Audit Committee Chairman or another member of the Audit Committee reviewed with the Company’s management and PricewaterhouseCoopers LLP the Company’s interim financial results to be included in such reports and the matters required to be discussed by Auditing Standard No. 1301.
The report of the Audit Committee should not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and should not otherwise be deemed filed under the Securities Act or the Exchange Act.
Audit Committee:
Philip E. Coviello (Chairman)
Evelyn León Infurna
Mary Lou Malanoski

62	GETTY REALTY 2025 Proxy Statement

Proposal No. 3
Ratification of Appointment of Independent Registered Public Accounting Firm
(Item No. 3 on the Proxy Card)
On February 11, 2025, the Audit Committee appointed the firm of PricewaterhouseCoopers LLP (“PwC”), subject to ratification by the stockholders at the Annual Meeting, to audit the accounts of Getty with respect to our operations for the year ending December 31, 2025 and to perform such other services as may be required. There are no affiliations between the Company and PwC, its partners, associates or employees, other than pertaining to its engagement as independent registered public accountants for the Company in previous years. Should PwC be unable to perform these services for any reason, the Audit Committee will appoint another independent registered public accounting firm to perform these services. As long as a quorum is present, a majority of votes cast at the Annual Meeting is necessary to ratify the appointment of the independent registered public accounting firm. For purposes of the appointment of PwC, abstentions are not considered votes cast and will have no effect on the outcome of this proposal. The ratification of the appointment of auditors is considered a “routine” matter under NYSE rules for which brokers, banks, nominees or other record holders have discretionary authority to vote without receiving instructions from the beneficial owner of the shares. See “Broker Non-Votes” at page 8 of this Proxy Statement for further information.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of PwC. The Audit Committee’s Pre-Approval Policy requires pre-approval of services to be provided by PwC. The policy authorizes the Audit Committee to delegate to one or more of its members, and the Audit Committee has delegated to each of its members, authority to pre-approve non-audit services. Each member is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the non-audit services performed by PwC in 2023 and 2024 were pre-approved by the Audit Committee.
The fees paid to PwC, our independent registered public accounting firm, related to services provided for the years ended December 31, 2024 and 2023 were as follows:

	2024	2023
(a) Audit Fees(1)	$1,561,000	$1,249,000
(b) Audit Related Fees (assurance and related services reasonably related to audit or review of financial statements not reported under (a))	$—	$—
(c) Tax Fees (professional services for tax compliance, advice and planning)(2)	$441,000	$427,000
(d) All Other Fees	$—	$—

(1)
Includes the aggregate fees and expenses paid for professional services rendered by PwC for the integrated audit of the Company’s annual consolidated financial statements for the year and of its internal control over financial reporting as of year-end and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the year and fees related to the comfort letters and registration statement procedures.

(2)	Represents fees for federal and state tax compliance, planning and tax research.
Representatives of the firm of PwC are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.
Recommendation
The Board of Directors recommends that you vote “FOR” the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

GETTY REALTY 2025 Proxy Statement	63

Deadlines for Submitting Stockholder Nominees for Director and Other Stockholder Proposals for the 2025 Annual Meeting
Stockholder proposals to be considered for inclusion in next year’s Proxy Statement pursuant to Rule 14a-8 under the Exchange Act must be received by November 10, 2025. Any stockholder proposal or director nomination to be presented at the 2026 annual meeting that is not intended to be included in next year’s Proxy Statement will be considered untimely if we receive it before January 22, 2026 or after February 21, 2026. Such proposals and nominations also must be made in accordance with our Bylaws. An untimely proposal may be excluded from consideration at the 2026 annual meeting.
A stockholder who wishes to nominate a director at the 2026 annual meeting must notify us in writing no earlier than January 22, 2026 and no later than February 21, 2026. The notice must be given in the manner and must include the information and representations required by our Bylaws and Rule 14a-19 under the Exchange Act. In order to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (as well as the information required by our Bylaws) no later than February 21, 2026.
Section 16(A) Beneficial Ownership Reporting Compliance
Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, Getty’s officers and directors are required to file reports of ownership and changes in ownership of Getty equity securities with the SEC and the NYSE. As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf. Based solely on a review of the Forms 3, 4 and 5 filed with the SEC during 2024 and written representations provided by our directors and officers, Getty believes that during 2024 all of our officers and directors complied with the Section 16(a) requirements, except that (i) the Forms 4 reporting the holiday program grant of 20 shares of common stock on December 12, 2024 to each of Christopher Constant, Brian Dickman, Joshua Dicker, Mark J. Olear, and Eugene Shnayderman were filed on December 30, 2024, and (ii) the settlement on May 14, 2024 of 5,000 restricted stock units granted to Mark J. Olear was disclosed by footnote on the Form 4 filed for Mr. Olear on March 5, 2025.
Other Matters
Management does not know of any matters, other than those referred to above, to be presented at the meeting for action by the stockholders. However, if any other matters are properly brought before the meeting, or any adjournment or adjournments or postponements thereof, we intend to cast votes pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.
We are furnishing proxy materials to our stockholders through the internet as permitted under the rules of the Securities and Exchange Commission. Under these rules, many stockholders will receive the Notice of Internet Availability instead of a paper copy of the Notice of Annual Meeting of Stockholders and Proxy Statement, our proxy card, and our Annual Report to Stockholders. Stockholders who do not receive a Notice of Internet Availability will receive a paper copy of the proxy materials by mail. The Notice of Internet Availability instructs you how you may submit your proxy over the internet. If your shares are held in “street name”, which means they are held for your benefit in the name of a broker, bank, nominee or other record holder, you will receive instructions from your broker, bank, nominee or other record holder on how you can indicate the votes you wish to cast with respect to your shares. Please be aware that beneficial owners of shares held in “street name” must enter the control number found on their proxy card, voting instruction form or Notice of Internet Availability in order to vote during the virtual Annual Meeting. You may revoke your proxy at any time prior to it being exercised. Record holders may revoke their proxy by voting via the website during the meeting or by submitting a new proxy, dated after the date of the proxy to be revoked, to the Secretary of the Company at the Company’s address shown on the first page of this Proxy Statement, prior to the Annual Meeting. If your shares are held in “street name”, you must contact your broker, bank, nominee or other record holder for instructions on revoking your proxy. Brokerage houses and other custodians will be requested to forward solicitation material to beneficial owners of stock that they hold of record. We will reimburse brokerage houses, banks and custodians for their out of pocket expenses in forwarding proxy material to the beneficial owners. The cost of this solicitation, which will be effected by mail, will be borne by us.

March 13, 2025	By Order of the Board of Directors,

/s/ Joshua Dicker Joshua Dicker Executive Vice President, Secretary and General Counsel

64	GETTY REALTY 2025 Proxy Statement

Getty Realty

GETTY REALTY CORP.
ATTN: CHRISTOPHER J. CONSTANT
ATTN: BRIAN R. DICKMAN
292 MADISON AVE
9TH FLOOR
NEW YORK, NY 10017-6376

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 21, 2025 for shares held directly and by 11:59 P.M. Eastern Time on April 18, 2025 for shares held in the Getty Realty Corp. Retirement and Profit Sharing Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GTY2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 21, 2025 for shares held directly and by 11:59 P.M. Eastern Time on April 18, 2025 for shares held in the Getty Realty Corp. Retirement and Profit Sharing Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V65504-P25336 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GETTY REALTY CORP.

The Board of Directors recommends you vote "FOR" the election of each of the following nominees:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Christopher J. Constant	☐	☐
1b. Milton Cooper	☐	☐
1c. Philip E. Coviello	☐	☐
1d. Evelyn León Infurna	☐	☐
1e. Mary Lou Malanoski	☐	☐
1f. Howard B. Safenowitz	☐	☐

The Board of Directors recommends you vote "FOR" Proposals 2 and 3.	**For**	**Against**	**Abstain**
2. ADVISORY (NON-BINDING) VOTE ON NAMED EXECUTIVE COMPENSATION (SAY-ON-PAY).	☐	☐	☐
3. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.	☐	☐	☐

Note: And such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V65505-P25336

GETTY REALTY CORP.
Annual Meeting of Stockholders
April 22, 2025 2:30 PM EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder of Getty Realty Corp. hereby constitutes and appoints CHRISTOPHER J. CONSTANT and BRIAN R. DICKMAN, and each of them individually, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote on all matters which may properly come before the 2025 Annual Meeting of Stockholders (or if only one shall be present and acting at the meeting then that one), all of the shares of common stock of the corporation that the undersigned would be entitled, if personally present, to vote at the Annual Meeting of Stockholders of the corporation to be held in a virtual format only, on April 22, 2025 at 2:30 PM EDT, and any adjournment or postponement thereof.

This proxy will vote as the Board of Directors recommends where a choice is not specified.

Continued and to be signed on reverse side